                                                                 Exhibit 10.137


                     WESTMINSTER GATEWAY SHOPPING CENTER
                                GROUND LEASE

                             TABLE OF CONTENTS

Article    Title                                                            Page
-------    -----                                                            ----
           SUMMARY.........................................................  i
 1         PREMISES, COMMON AREAS, PARKING.................................  1
 2         TERM............................................................  2
 3         FIXED RENT......................................................  3
 4         ADDITIONAL RENT.................................................  4
 5         INTENTIONALLY OMITTED...........................................  7
 6         SECURITY DEPOSIT................................................  7
 7         UTILITIES AND SECURITY SERVICES.................................  7
 8         USE OF PREMISES, COMPLIANCE WITH LAW............................  8
 9         ACCEPTANCE OF PREMISES..........................................  9
10         ALTERATIONS..................................................... 10
11         LIENS AND ENCUMBRANCES.......................................... 11
12         TAXES ON THE PREMISES AND TENANTS PROPERTY...................... 12
13         MAINTENANCE AND REPAIR.......................................... 13
14         ENTRY AND INSPECTION............................................ 14
15         WAIVER AND INDEMNIFICATION...................................... 14
16         INSURANCE....................................................... 15
17         ASSIGNMENT AND SUBLETTING....................................... 17
18         TRANSFER OF LANDLORD'S INTEREST................................. 18
19         DAMAGE OR DESTRUCTION........................................... 19
20         EMINENT DOMAIN.................................................. 20
21         SIGNS AND AUCTIONS.............................................. 20
22         DEFAULTS AND REMEDIES........................................... 21
23         SURRENDER OF PREMISES; REMOVAL OF PROPERTY...................... 23
24         ATTORNEYS' FEES................................................. 24
25         WAIVER.......................................................... 24
26         HOLDING OVER.................................................... 25
27         SUBORDINATION AND ATTORNMENT.................................... 25
28         DEFINITIONS..................................................... 25
29         HEIRS AND ASSIGNS/TIME OF ESSENCE............................... 26
30         INTERPRETATION.................................................. 26
31         RIGHT OF LANDLORD TO PERFORM.................................... 27
32         NOTICES......................................................... 27
33         QUIET ENJOYMENT................................................. 27
34         ESTOPPEL CERTIFICATE............................................ 27
35         AUTHORITY....................................................... 27
36         BROKERS......................................................... 28
37         ACCORD AND SATISFACTION......................................... 28
38         LANDLORD RESERVATIONS........................................... 28
39         LENDER'S APPROVAL............................................... 28
40         HAZARDOUS OR INFECTIOUS SUBSTANCES.............................. 29
41         UTILITY RATIONING............................................... 31
42         TITLE........................................................... 32
43         MEMORANDUM OF LEASE............................................. 32



                              SCHEDULE OF EXHIBITS
               Exhibit "A"       Site Plan of Shopping Center
               Exhibit "A-1"     Tract Map
               Exhibit "A-2"     Site Plan (With "Common Areas" identified)
               Exhibit "A-3"     Exterior Design Plan
               Exhibit "B"       Rules and Regulations
               Exhibit "C"       Construction Exhibit
               Exhibit "D"       Plot Plan of Premises (with "Pad" identified;
                                 MCG Architects version 01/28/98)
               Exhibit "D-1"     Site Plan (with construction areas, material
                                 storage areas, and construction vehicle access
                                 routes identified.)
               Exhibit "E"       Intentionally Omitted
               Exhibit "F"       Supplemental Agreement
               Exhibit "G"       Intentionally Omitted
               Exhibit "H"       Form Amendment to Declaration

                            WESTMINSTER GATEWAY
                                GROUND LEASE

         THIS GROUND LEASE ("Lease"), dated for reference purposes only as of the 5th day of March, 1998 (the "Execution Date"), is made by and between FF PROPERTIES, L.P. a California limited partnership ("Landlord"), and EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Tenant").

                                 LEASE SUMMARY

         The following summary (the "Lease Summary") sets forth the definitions and meanings of the following terms for all purposes of this Lease, unless otherwise specifically provided or modified herein.

1. Intentionally Omitted.

2. Shopping Center: That certain complex of retail stores commonly known as the "Westminster Gateway" located at 7901 Trask Avenue, in the City of Westminster, California, together with the Tenant "Building(s)" and all "Common Areas" (as that term is hereinafter defined) and the land underlying the Buildings and Common Areas (collectively, the "Shopping Center"). The Shopping Center is comprised of Lots 1 through 7, inclusive, as more particularly set forth on that certain Tract Map No. 15514 recorded on December 17, 1997 as Instrument No. 97-0651234 in Book 760, Pages 24-29, inclusive, of maps in the Office of the County Recorder of Orange County, California (the "Map"), a copy of which is attached as Exhibit "A-1". Exhibit "A", which depicts the general layout of the Shopping Center, shall not be deemed a warranty, representation or agreement on the part of Landlord that the Shopping Center will be (or has been) constructed exactly as indicated on said site plan, or that it will continue in the future to be exactly as indicated thereon.

3. Premises: That certain real property within the Shopping Center as depicted on Exhibit "D" attached hereto and referred to as Lots 2, 3, 4 & 5 on Exhibit "A-1", containing approximately five hundred thousand (500,000) square feet (the "Premises"), upon which a building will be constructed containing approximately one hundred thirteen thousand one hundred square feet (113,100) square feet with a garden yard containing approximately twenty-four thousand four hundred and fifty (24,450) square feet (collectively, the "Building"). The land on which the Building is situated is referred to as the "Pad" and is shown on Exhibit "D," and consists of approximately one hundred thirty-seven thousand five hundred and fifty (137,550) square feet. The Exhibit "D" Plot plan is the one Tenant will submit for its "Governmental Approvals" under Paragraph 9.3.

4. Fixed Rent: Seven Hundred Fifty Thousand Dollars ($750,000) per year, subject to periodic increases as provided in Article 3.

5. Intentionally Omitted.

6. Term: Twenty-five (25) years, with one ten-year option, followed by two five-year options, as provided in Article 2.

7. Commencement Date: See Article 2.

8. Security Deposit: See Article 6.

9. Tenant's Proportionate Share of Common Areas Operating Costs: Eighty-eight and 14/100 percent (88.14%), as adjusted from time to time as provided in Paragraph 4.2. (Art. 4)

10. Use of Premises: For the retail sale of home improvement and gardening products and other items customarily carried in Eagle Hardware and Garden stores from time to time and for no other use or purpose, including without limitation the prohibited uses set forth in the "Declaration" (defined in Paragraph 1.6). (Art. 8)

11. Addresses:

   (a) Landlord For Notices:
       FF Properties, L.P.
       Attn: Real Estate Department
       120 N. Robertson Boulevard, Third Floor
       Los Angeles, California 90048
       Attention: Property Management
       Fax:       (310) 652-8538
       Telephone: (310) 855-8453

(b) Landlord for Payments:

       FF Properties, L.P.
       120 N. Robertson Boulevard, Third Floor
       Los Angeles, California 90048
       Attention: Real Estate Accounting

   (c) Tenant For Notices:

       Eagle Hardware & Garden
       981 Powell Avenue S.W.
       Renton, Washington 98055
       Attention: Richard T. Takata
       Fax: (452) 204-5169

(Art. 32)

12. Broker(s): Pacific Retail Partners, on behalf of Landlord, and Majestic Realty, on behalf of Tenant. (Art. 36)

                              WESTMINSTER GATEWAY

                                  GROUND LEASE

         In addition to each of the provisions contained in the Lease Summary, all of the provisions, covenants and conditions set forth in the succeeding Articles, Addenda, if any, and Exhibits attached hereto are incorporated in this Lease and by this reference made a part hereof. Landlord and Tenant hereby agree that this Lease shall be deemed binding and in full force and effect upon the Execution Date, and further covenant and agree as follows:

                                  ARTICLE 1
                       PREMISES, COMMON AREAS, PARKING

         1.1 Premises. In consideration of and subject to each and all of the covenants, terms and conditions herein set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises located in the Shopping Center.

         1.2 Common Areas. Tenant and its employees, customers and invitees shall have the non-exclusive license to use that portion of the Shopping Center designated by Landlord for the common use of tenants of the Shopping Center and any other persons permitted by Landlord to use same (the "Common Areas"), which Common Areas include a portion of the Premises. The Common Areas, including the Common Areas on the Premises, are designated on Exhibit "A-2" and shall be subject to the terms and conditions of the Declaration and reasonable non-discriminatory rules and regulations governing use as promulgated from time to time by Landlord and uniformly applied (the "Rules and Regulations"), including the designation of specific areas within the Shopping Center for specific purposes or common uses. A copy of the current Rules and Regulations are attached hereto as Exhibit "B."

         1.3 Parking. During the term hereof, Landlord hereby grants Tenant and its employees, customers, and invitees, subject to availability, the non-exclusive license to use that portion of the Common Areas designated on Exhibit "A-2" by Landlord for parking, subject to the Declaration and the Rules and Regulations (which may include the designation of specific areas in which vehicles owned by Tenant, its employees, subtenants and invitees shall be parked). Tenant agrees to furnish to Landlord a complete list of its motor vehicles and license numbers and the names of Tenant's employees at the Premises who have automobiles and of their respective license numbers.

         1.4 Ground Lease. The interest of Landlord in the Shopping Center is that of a ground lessee pursuant to that certain lease dated as of July 1, 1994 by and between California Drive-In Theaters, Inc. as ground lessor
("Master Landlord") and Landlord, as ground lessee, as amended by that certain First Addendum to Lease dated October 1, 1995 between Master Landlord and Landlord (the "Master Lease"), a memorandum of which has been recorded. Under the Master Lease, Landlord ground leases Lots 1 through 7, inclusive, of the Map (each may be sometimes referred to singularly in a general manner as a "Lot," or specifically as an Lot with a numerical designation; collectively, they are referred to as the "Lots") shown on Exhibit "A-1."
This Lease is and at all times shall be subordinate to the Master Lease. No later than ten (10) business days after the Execution Date, Landlord shall provide Tenant with nondisturbance agreements in favor of and acceptable to Tenant from the Master Landlord (and from any holders of any mortgages or deeds of trust which now affect the Premises or the Shopping Center), pursuant to which Master Landlord (or such holders of any mortgages or deeds of trust, as the case may be) shall agree, in the event of termination of the Master Lease, that Tenant's quiet enjoyment of the Premises will not be disturbed so long as Tenant pays Rent, attorns to Master Landlord (or such holder), and observes and performs all of the obligations under this Lease to be observed and performed by Tenant. Failure to provide Tenant with all such nondisturbance agreements by such date shall entitle Tenant to terminate this Lease by giving Landlord written notice of Tenant's intention to terminate this Lease within twenty (20) days after the date the nondisturbance agreements were due and, if Landlord fails to deliver all such nondisturbance agreements within ten (10) days after receipt of such notice from Tenant, this Lease shall terminate. Upon such termination, all rights and obligations of the parties, except those that expressly survive termination, shall terminate and be of no further force or effect. Except as otherwise specifically set forth in this Lease, as to the Premises all of the terms, provisions, covenants, and conditions set forth in the Master Lease (but not including Sections 2 and 3 (except to the extent of Tenant's rental obligations under this Lease), 11, subclause (a) of Section 14 (except as to the leasehold estate created hereby), Section 18.3 (but without limiting Tenant's obligations under Paragraph 16.2 of this Lease), and Section 38(c) thereof) shall constitute the terms, provisions, covenants, and conditions of this Lease; provided, however, that unless the context unambiguously otherwise requires, whatever the word "lessor" is used in the Master Lease, it shall be deemed to refer to Landlord hereunder, and wherever the word "lessee" is used in the Master Lease, it shall be deemed to refer to Tenant hereunder. Except as otherwise specifically limited, modified, or supplemented by this Lease, and specifically limited to the Premises only, all of the covenants, agreements, obligations, and benefits of the "tenant/lessee" under the Master Lease shall constitute the covenants, agreements, obligations, and benefits of the Tenant hereunder, and all of the covenants, agreements, obligations, and benefits of the "landlord/lessor" under the Master Lease shall constitute the rights and benefits of the Landlord hereunder, except that Tenant shall not be responsible for any obligations or duties that were required to be paid or performed by the Landlord as lessee under the Master Lease prior to the term of this Lease.

         1.5 Intentionally Omitted.

         1.6 The Declaration. This Lease is subordinate to the Restated and Amended Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements dated August 1, 1997, by and between the Wal-Mart Stores, Inc., a Delaware corporation ("Wal-Mart"), and Landlord recorded in the office of the Recorder of Orange County on August 12, 1997, as Instrument No. 19970385376 (the "Declaration"). The Declaration contains protective and beneficial provisions in order to implement a uniform, general and common plan designed to preserve, protect and enhance the value, desirability and attractiveness of the Shopping Center, and each Lot located therein, for the benefit of the Landlord, and each lessee of Lots or retail space within the Shopping Center. The Declaration contains: restrictions on use, development, design and construction; maintenance obligations; grants of easements; requirements for payment of taxes and liens; insurance requirements; indemnity obligations; assessment and lien rights to enforce the Declaration; and other terms and conditions, with which Tenant agrees to comply. Landlord shall use all reasonable efforts to have the amendment to the Declaration attached hereto as Exhibit "H" (the "Declaration Amendment") signed within forty-five (45) days after the Execution Date and shall promptly notify Tenant of such signing. If Landlord is unable to get the Declaration Amendment signed within such 45-day period for any reason, Tenant shall have the right by written notice to the Landlord and in its sole and absolute discretion to terminate this Lease, in which case the parties' rights and obligations hereunder (except for those that expressly survive termination) shall terminate and be of no further force or effect. Tenant shall give notice of its election to terminate this Lease under this Paragraph 1.6 within ten (10) business days after the expiration of such 45-day period. Upon the satisfaction or waiver of all of the Tenant's conditions to this Lease (and provided Landlord has been able to get the Declaration Amendment signed), Landlord shall cause such Declaration Amendment to be recorded in the Official Records of Orange County, California, and Tenant hereby consents to such recordation. Upon recordation of the Declaration, all references in this Lease to the declaration shall mean to the Declaration as amended by the Declaration Amendment. Landlord agrees not to further amend the Declaration in a way that would materially and adversely affect Tenant's operations from the Premises or Tenant's benefits under this Lease without obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE 2
                                      TERM

         2.1 Term. Unless sooner terminated or extended as provided herein, the term of this Lease shall be for the period specified in Paragraph 6 of the Lease Summary and shall commence on the Commencement Date referred to in Paragraph 7 of the Lease Summary. Should no date be specified as the Commencement Date in Paragraph 7 of the Lease Summary, the Commencement Date shall be the date of the first to occur of either of the following two events:

         (a) The later to occur of (I) one hundred and eighty (180) days after Landlord (or Landlord's supervising architect or other authorized agent) tenders possession of the Pad to Tenant pursuant to Paragraph 4 of Exhibit "C" -Construction Exhibit, or (II) one hundred and eighty (180) days after permits are available for Tenant to start the Tenant its construction of the "Tenant Improvements" (as defined in Exhibit "C"); or

         (b) Upon the date Tenant actually commences to do business in, upon or from the Premises.

Landlord shall deliver possession of the Pad to Tenant when all of the conditions to Landlord's performance under this Lease have been satisfied or waived. If Landlord is delayed in the delivery of possession of the Pad to Tenant for any reason other than Tenant-caused delays (in which event there shall be no change in the Commencement Date), the "Commencement Date" shall be adjusted, accordingly. Notwithstanding anything in this Lease expressed or implied to the contrary, the Construction Exhibit attached as Exhibit "C" to this Lease shall be in full force and effect as of the Execution Date of this Lease.

         2.2 Supplemental Agreement. When the Commencement Date is not specified in Paragraph 7 of the Lease Summary and, as a consequence, has been determined as hereinabove set forth, then, within five (5) days after Tenant's receipt of Landlord's written request therefor, Tenant agrees to execute a Supplemental Agreement in the form attached hereto as Exhibit "F," to become a part hereof, setting forth the Commencement Date and the expiration date and the date by which Tenant must give Landlord notice of intent to exercise an extension option.

         2.3 Improvement Work. Landlord shall at its sole cost and expense, promptly and diligently perform and complete all site preparation and Site Improvements duties that are Landlord's responsibilities under and in accordance with Exhibit "C" and shall deliver possession of the Pad to Tenant substantially in accordance with the terms of Paragraphs 2.1(a) and Exhibit "C". Any construction and/or installation of Tenant's Improvements, fixturization or other work on the Premises that is to be performed by Tenant shall be the sole responsibility of Tenant.

         2.4 Landlord's Failure to Complete. Notwithstanding anything to the contrary herein, should Landlord fail to deliver possession of the Pad substantially in accordance with the terms of Exhibit "C" by June 1, 1998, this Lease shall then be voidable, at the option of Tenant, upon ten (10) days written notice to Landlord, provided that Tenant gives such notice by June 11, 1998. If the work required to be performed by Landlord pursuant to Exhibit "C," if any, in order to deliver possession of the Pad to Tenant, depends in whole or in part upon work to be performed in connection therewith by Tenant, then the Pad shall be deemed to have been delivered to Tenant on the date that the Pad would have been delivered if Tenant had performed the work required of Tenant in a diligent and timely manner and in accordance with the schedule for the performance of said work established by Landlord's project architect. The reasonable determination by Landlord's project architect as to the date possession of the Pad is delivered to Tenant in accordance with the terms of Paragraph 2.1(a), taking into consideration delays, if any, caused by Tenant, as aforesaid, shall be conclusive upon the parties hereto. If through no fault of Landlord, Landlord fails to deliver possession of the Pad within one (1) year after the Execution Date (and Tenant has not otherwise canceled this Lease as provided in this Paragraph 2.4), either Landlord or Tenant may cancel this Lease. In the event of any such termination, neither party shall have any liability or obligation whatsoever to the other, except for any obligations hereunder that expressly survive termination and that any deposit by Tenant shall promptly be refunded, without interest, by Landlord.

         2.5 Opening of Tenant's Premises. Promptly after delivery of possession of the Pad, Tenant agrees to, at its sole cost and expense, (i) perform all of Tenant's work set forth in Exhibit "C"; (ii) equip the Building with new trade fixtures and all new personal property necessary or proper for the operation of Tenant's business; and (iii) open for business as an Eagle Hardware store. If Tenant fails to comply with its obligations under this Paragraph 2.5, Landlord may, in addition to and without limiting any other remedies available at law or in equity, terminate this lease.

         2.6 Lease Year. The term "Lease Year" shall refer to each successive twelve (12) month period following the Commencement Date.

         2.7 Options To Extend Term. Landlord hereby grants to Tenant the right to extend the term of this Lease (the "Extension Option") for one (1) additional term of ten (10) years followed by two (2) additional success terms of five (5) years each by giving Landlord written notice of its intention to do so in each instance at least one (1) year (but not more than two years) prior to the expiration of the then-current term. The term as so extended shall be upon the same terms and conditions as set forth in this Lease, except that the Fixed Rent during the extended term shall be determined in the manner provided in Paragraph 3.2, below. Should Tenant in any instance fail to give timely written notice of its intention to exercise its option to extend the term, Tenant shall be deemed to have elected not to exercise its said right to extend the term, and this Lease shall expire in accordance with its terms. Time is of the essence with respect to the requirement that Tenant give timely notice of its election to exercise its right to extend the term, and Tenant's failure timely to exercise any option shall constitute a material, irredeemable and incurable failure to satisfy a condition precedent to the vesting of such right, and Tenant hereby expressly waives any right to claim relief from forfeiture, or any other equitable relief, from the consequences of any untimely exercise of its right to extend the term of this Lease. The implied covenant of good faith and fair dealing under this Lease shall not be construed to impose upon Landlord any obligation to notify Tenant in advance of the impending deadline for the exercise of any option, nor shall it obligate Landlord to excuse the tardy exercise of any option, however slight. Notwithstanding anything to the contrary set forth above, Tenant shall not have the right to exercise any option to extend the term of this Lease (i) during the time commencing from the date Landlord gives Tenant a written notice that Tenant is in default under any material provision of this Lease and continuing until the default described in said notice is cured, (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid and continuing until the obligation is paid, or (iii) as to the second and third Extension Options, if the prior options were not timely exercised. The period of time within which any option may be exercised shall not be extended or enlarged by reason of tenant's inability to exercise such option prior to satisfaction of the foregoing conditions precedent. The Extension Option may not be exercised or assigned involuntarily by or to any person or entity other than Tenant except as provided in Article 17, nor shall the Extension Option be assignable apart from this Lease.

                                   ARTICLE 3
                                   FIXED RENT

         3.1 Payment. From and after the Commencement Date during the Term of this Lease, Tenant shall pay to Landlord, at the address in the Lease Summary or such other address as Landlord designates in writing, the fixed rent, as set out in Paragraph 4 of the Lease Summary and adjusted pursuant to Paragraph 3.2, below (the "Fixed Rent"), on the first day of each month, in advance. If the Commencement Date occurs on a day other than the first day of a month, then the Fixed Rent for the fraction of the month starting with the

Commencement Date shall be paid on the Commencement Date, prorated on the basis of the actual number of days in such month. If the term hereof ends on a day other than the last day of a month, then the Fixed Rent for the month during which the expiration occurs shall be prorated on the basis of the actual number of days in such month. In addition to the Fixed Rent, Tenant agrees to pay "Common Areas Operating Costs" (as described in Paragraph 4.1, below). The Fixed Rent, Common Areas Operating Costs, Landlord's Taxes and any other monetary obligations due Landlord under the Lease are hereinafter referred to collectively as the "Rent." The Rent shall be payable to Landlord, in lawful money of the United States of America, in currently available funds at the address for Landlord set forth in the Lease Summary (or to such other person or at such other place as Landlord may from time to time designate writing), without notice, demand, offset, deduction or setoff. In no event shall the Rent be reduced by any other provision of this Lease for sums payable by Landlord. "Force Majeure" (as defined in Exhibit "C") shall be deemed to impact the Commencement Date under this Lease.

         3.2 Cost of Living Adjustment. The Fixed Rent payable for each Lease Year, including during the Extension Options, shall be increased every five (5) years during the term of this Lease, including the option terms, by the product of (a) 2.50, multiplied by (b) the percentage increases, if any, in the Consumer Price Index-All Urban Consumers (Los Angeles-Anaheim-Riverside Area; Base:
1982-84=100) (the "Index") as published by the United States Department of Labor, Bureau of Labor Statistics (the "Bureau"). Notwithstanding the foregoing, with respect to each five (5) year period of this Lease term, including the Extension Options, in no event shall the percentage increase in the Fixed Rent exceed a cumulative increase of ten percent (10%) from the prior five (5) year period. For example, the Fixed Rent for the second five (5) years shall not exceed $825,000 per year. The Index for the calendar month preceding the first calendar month of each Lease Year in which an adjustment in the Fixed Rent is required, as aforesaid, shall be compared with the Index for the calendar month sixty (60) months earlier, and Fixed Rent shall be increased in accordance with the percentage increase, if any, between such two (2) monthly indexes. In no event shall Fixed Rent be decreased. Landlord shall calculate and give Tenant written notice of any such increase in Fixed Rent, and the same shall be due and payable by Tenant, retroactively, as of the first day of the Lease Year in which the adjustment went into effect. Pending the calculation of the increase of Fixed Rent as provided herein, Tenant shall continue to pay the same Fixed Rent which it had been paying during the immediately preceding period and shall promptly pay the deficiencies, if any, upon demand therefor by Landlord. No delay or failure by Landlord to enforce this provision or any part thereof as to Tenant, or to enforce similar or dissimilar provisions in other leases in use as to any other tenants in the Shopping Center, shall be deemed to be a waiver hereof, or prevent any subsequent or other enforcement hereof. If the Bureau shall change the base reference period from 1982-84=100 or otherwise changes its method of computing the Index, the successor Index so published shall be used by applying an appropriate conversion formula or table as may be supplied by the Bureau. If the region covered by the Index is changed, the renamed local Index covering the region in which the Shopping Center is located shall be used. If the publication frequency is changed, so that a monthly Index is not available to make a cost of living adjustment in the Fixed Rent as specified herein, the increase shall be based on the percentage difference between the Index for the closest preceding calendar month prior to the Commencement Date for which a monthly Index figure was available. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Landlord, in its reasonable discretion, shall adopt a substitute Index or procedure which reflects and monitors consumer prices. Tenant shall promptly pay the deficiencies, if any, upon demand therefor by Landlord.

                                   ARTICLE 4
                                ADDITIONAL RENT

         4.1 Common Areas Operating Costs; Definitions.

         (a) The term "Common Areas Operating Costs" shall mean the sum of all expenses paid or incurred by Landlord in connection with the operation, maintenance, repair, alteration and periodic replacement of any part or portion of the improvements maintained by Landlord in the Common Areas (that are not paid directly by, or separately metered or otherwise chargeable to, individual tenants) during the twelve-month period (currently July 1 through June 30) utilized by Landlord as the fiscal year for the Shopping Center ("Fiscal Year"), less the fixed contributions to such costs, if any, made by or on behalf of particular tenants or occupants of the Shopping Center. Without limiting the generality of the foregoing, the Common Areas Operating Costs shall include:

         (i) electricity, water, gas, sewers, refuse collection and all other utilities and utility services;

         (ii) all utility taxes, charges, or similar impositions;

         (iii) programs instituted to comply with governmental transportation management requirements, and all repairs, improvements and alterations required by any Federal, State and/or local law, regulation or ordinance, or necessary to ensure that the Common Areas remain in compliance with all laws and regulations applicable thereto;

         (iv) all periodic replacements of capital improvements in the Common Areas required as a result of wear and tear or to improve efficiency of operation, amortized on a straight line basis over their useful life as determined in the reasonable judgment of Landlord (or over the period of cost recovery or depreciation permitted by the U.S. Internal Revenue Code, if shorter), with interest thereon at the rate being paid by Landlord, from time to time, in connection with the financing of the improvements in question;

         (v) period replacements and/or installation of personal property used in connection with the Common Areas (the "Associated Personal Property"), amortized over a period of five (5) years on a straight line basis with interest thereon at the rate currently being paid by Landlord in connection with the financing of such Associated Personal Property;

         (vi) rental paid for leased machinery, tools, equipment, and motor vehicles used in connection therewith;

         (vii) maintenance and repair of electrical services and resurfacing and repainting of parking lots, restriping, repairs to parking lots, sidewalks and pedestrian passageways, cleaning, sweeping and janitorial services, landscaping, light fixture and bulb replacement, trash and refuse receptacles, directional signs and markers, and car stops. Tenant shall not be responsible for its Proportionate Share for replacements of the parking lot asphalt more than once every ten (10) years (unless more frequent replacements of such asphalt are required to meet the standards set forth in the Declaration, in which case Tenant shall be responsible for its full Proportionate Share);

         (viii) insurance premiums and deductibles (for the Common Areas policies referred to in Paragraph 16.3 herein), and alterations or replacements of capital improvements in the Common Areas required by Landlord's insurance carriers, or any of them, as a condition to the issuance or continuance of such insurance;

         (ix) the services of independent contractors including, without limitation, the services of any person, firm or corporation selected by Landlord to maintain the Common Areas or to provide security, on such terms and conditions and for such duration as Landlord shall, in its sole judgment, deem reasonable and appropriate;

         (x) compensation (including, without limitation, employment taxes, workers' compensation premiums, and fringe benefits) of all persons, whether or not directly employed by Landlord, to the extent they perform duties in connection with the operation, maintenance, repair and periodic replacement of any part of portion of the improvements and/or Associated Personal Property in the Common Areas;

         (xi) legal and accounting services engaged by Landlord for the Common Areas;

         (xii) "Landlord's Taxes" (as hereinafter defined);

         (xiii) costs to construct, install, operate, and maintain tenant signage; Tenant and each tenant included on the freeway Shopping Center pylon sign shall pay its proportionate share of the costs;

         (xiv) any other expenses or charges of whatsoever kind, whether or not hereinabove described, which, in accordance with generally accepted accounting or management principles, would be considered an expense of operating, maintaining, repairing and periodically replacing any part or portion of the Common Areas and/or Associated Personal Property located or used in the Common Areas, plus ten percent (10%) of all of said costs to cover Landlord's administrative and overhead costs, and to compensate Landlord for supervision of the operation, maintenance, and repair and periodic replacement of any part or portion of the Common Areas. Said ten percent (10%) of costs shall be reduced by amounts paid by Landlord to a management company performing some or all of the management of the Common Areas. The ten percent (10%) shall not be applied to Common Areas insurance premiums, Common Areas real property taxes, Common Areas capital expenditures, or any third party management fees or other costs associated with third party management of the Shopping Center.

     (b) Common Areas Operating Costs shall not include:

         (i) the costs of special services rendered to tenants (including Tenant) for which a special charge is made to such tenants;

         (ii) any costs borne directly by Tenant under this Lease;

         (iii) Landlord's ground rent, if any;

         (iv) interest or amortization paid by Landlord in connection with any loan or loans secured by the real property of which the Premises or Common Areas are a part, unless said loans are made to finance costs expressly included above in the definition of Common Areas Operating Costs; and

         (v) expenses associated with the initial construction of the Center, the Common Areas or any Common Areas improvements, including expenses of correcting any defects in initial design or construction;

     (c) The term "Estimated Common Areas Operating Costs" shall mean the monthly estimates of Tenant's Proportionate Share of Common Areas Operating Costs for each Lease Year to be given by Landlord to Tenant pursuant to the terms hereof.

     (d) The term "Landlord's Taxes" shall mean and include all real and personal property taxes, charges and assessments, water and sewer rents and taxes on parking of any description, which are levied, assessed upon or imposed by any governmental authority of every kind and nature whatsoever, general and special, during any Fiscal Year with respect to the Common Areas and all improvements thereon, fixtures and equipment and all other property of Landlord, real or personal, located in the Shopping Center and used in connection with the operation, maintenance, repair and periodic replacement of any part or portion of the Common Areas (computed as if paid in permitted installments regardless of whether actually so paid), and any tax which shall be levied or assessed to or in lieu of such real or personal property taxes (including without limitation, any value added tax or municipal income tax), and any license fees, commercial rental tax or other tax upon rents, the entering into of leases, or Landlord's business of leasing or operating the Shopping Center, including all costs and fees (including reasonable attorneys' fees) incurred by Landlord in contesting taxes, assessments and/or negotiating with the public authorities as to same; provided, however, that the term "Landlord's Taxes" shall not include any federal, state, or local income tax, or any franchise, estate or inheritance taxes. The term "Landlord's Taxes" shall also include any tax, fee, levy, assessment or charge (i) in substitution, partially or totally, of any tax previously included within the definition of Landlord's Taxes, or (ii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iii) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Shopping Center or any part thereof or which is added to a tax or charge hereinbefore included within the definition of Landlord's Taxes by reason of such transfer (provided that this subclause (iii) is mean to apply to increases in property taxes resulting from any such transfer, but not to the imposition of any documentary transfer tax which may be assessed upon such transfer), or (iv) which is imposed by reason of this transaction, any modifications or changes hereto, any transfer hereof, or any Modification of the Common Areas or any portion thereof.

         4.2 Payment of Tenant's Proportionate Share. Tenant shall pay Tenant's Proportionate Share of the Common Areas Operating Costs as set forth in Paragraph 9 of the Lease Summary. Tenant shall pay to Landlord, in advance, on the first day of each calendar month commencing on the Commencement Date, an amount estimated by Landlord, from time to time, as being one-twelfth (1/12) of Tenant's Proportionate Share for such Fiscal Year. Thereafter, within sixty (60) days after the end of each Fiscal Year, Landlord shall deliver to Tenant a written statement setting forth the amount of Tenant's Proportionate Share of the actual Common Areas Operating Costs for such Fiscal Year. If the aggregate payments made by Tenant for any such Fiscal Year exceed the amount of Tenant's Proportionate Share for such Fiscal Year, such excess shall be applied as a credit against future payments to be made by Tenant under this Paragraph. If the aggregate payments made by Tenant for any such Fiscal Year are less than the amount of Tenant's Proportionate Share for such Fiscal Year, Tenant shall, immediately upon demand therefor, pay Landlord the amount of any such deficiency. Notwithstanding the foregoing, subsequent adjustments may be made by Landlord as a result of information not available or expenses not determined or determinable at the time any particular adjustment is made. In the event that the Commencement Date is other than the first day of a full calendar month, the first monthly payment shall be a pro rata amount of a full monthly contribution. In the event that this Lease should end on any date other than the last day of a Fiscal Year, Tenant's Proportionate Share shall be adjusted on the basis of the ratio which the number of days which have elapsed from the commencement of the said Fiscal Year to the later of the date on which this Lease terminates or Tenant otherwise surrenders possession of the Premises bears to 365. Tenant's obligation to pay Tenant's Proportionate share shall survive termination or earlier expiration of this Lease. The term "Tenant's Proportionate Share" is subject to adjustment from time to time, and Landlord expressly reserves the right to adjust Tenant's Proportionate Share as is necessary to conform as-built square footage, to reflect changes in the size of the Shopping Center subject to Common Areas Operating Costs, or to reasonably operate the Shopping Center. Tenant's Proportionate Share is the ratio, stated as a percentage, which the number of square feet in Tenant's "Pad" (as defined in Paragraph 3 of the Lease Summary and shown on Exhibit D and as may be adjusted by verification subsequent to the completion of construction), bears to the total number of square feet of building pads subject to Common Areas Operating Costs. Should the gross leasable area of the Shopping Center ever vary from what it is as of the Commencement Date, Tenant's Proportionate Share shall be adjusted so it is the ratio, stated as a percentage, which the number of square feet in the Tenant's Pad bears to the total number of square feet in all building pads in the Shopping Center then subject to Common Areas Operating Costs.

         4.3 Landlord's Records. Landlord shall keep and maintain customary records of all expenses incurred in connection with the operation, maintenance, repair and periodic replacement of any part or portion of the improvements in the Common Areas, and the same shall, upon at least ten (10) day's written notice, be made available for inspection by Tenant at Tenant's expense during regular business hours at the offices of Landlord, provided that such inspection shall not occur more than once during any twelve (12) month period. If Tenant does not dispute the same in writing within one (1) year of receiving the annual written statement setting forth the amount of Tenant's Proportionate Share of the actual Common Areas Operating Costs for such Fiscal Year, Tenant shall have irrevocably waived its right to dispute such determination or calculation.

                                   ARTICLE 5
                             INTENTIONALLY OMITTED

                                   ARTICLE 6
                                SECURITY DEPOSIT

         Tenant shall deposit with Landlord one (1) month's rent (the "Deposit") as security for the full and faithful performance of each and every obligation of Tenant pursuant to the provisions of this Lease to be performed by Tenant, and any renewals or extensions of this Lease, if any. In each instance when the Fixed Rent increases during the Lease Term, Tenant shall, within five (5) business days after written demand therefor, deposit with Landlord an additional sum so that the amount of the Deposit held by Landlord shall at all times be the equivalent of one month's rent. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent, the reimbursement of all costs incurred by Landlord in the enforcement of its remedies under this Lease, including, without limitation, attorneys' fees and expenses, the repair of damage to the Premises or the Common Areas and/or the cleaning of the Premises upon termination of this Lease, Landlord may, to the full extent permitted by law, use, apply or retain all or any portion of the Deposit for payment of any Rent or other sum in default, for reimbursement of such costs and expenses, the repair of such damage, the cost of such cleaning or the payment of any other amount which Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Deposit to its original amount, and Tenant's failure to do so shall constitute a material breach of this Lease. Landlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Landlord shall not be required to keep the Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Deposit. If Tenant shall fully and faithfully perform each and every provision of this Lease to be performed by it, the Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within a reasonable period following the expiration of the Lease term. The Deposit shall not constitute advance rent or liquidated damages, nor shall Landlord's application of the Deposit in any way limit or restrict the remedies which would otherwise be available to Landlord. Notwithstanding anything to the contrary contained herein, so long as Tenant is the original tenant named herein, Tenant shall not be required to deposit the Deposit.

                                   ARTICLE 7
                        UTILITIES AND SECURITY SERVICES

         7.1 Installation. Tenant shall install and use the utilities (including water, gas, electricity, sewers and telephone supplied to or serving the Premises) in accordance with the criteria set forth in Exhibit "C" hereof, and Landlord's reasonable rules and regulations and the rules and regulations of the public utility company or the governmental agency supplying the same. Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Premises. Tenant shall make application for and arrange for the installation of all meters or other devices.

        7.2 Utilities. Tenant, at Tenant's sole cost and expense, shall pay directly, prior to delinquency, all charges, duties and rates of every description for water, gas, telephone and trash removal services, and all other services and utilities supplied to the Premises together with any taxes or surcharges thereon during the entire term of this Lease. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of any interruption or reduction in the amount or level of any of the foregoing when such failure or reduction is caused or mandated by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or any law, regulation, rule, ordinance or court order limiting or restricting the availability, use or consumption of utility items, or by any other cause, similar or dissimilar. Landlord shall not be liable under any circumstances for any loss of or damage or injury (including death) to the person, property, or business of Tenant, any "Tenant Agent" (as that term is defined in Paragraph 28(h)) or any other person, however occurring, through or in connection with or incidental to the interruption or discontinuance of any of the utilities or services described in this Article 7.

         7.3 Security Services. Landlord may, but shall be under no obligation to, provide one or more security guards or a security service for the Shopping Center; provided, however, that in no event shall Landlord be liable or responsible for any loss of or damage or injury (including death) to the person, property or business of Tenant, any Tenant Agent or any other person suffered by reason of the absence of such security service or of any negligence, failure, act or omission on the part of any security guard or service so provided. The costs of any such security guard(s), or service(s) shall be included in Common Areas Operating Costs.

         7.4 Utility Services by Landlord. Should Landlord elect or be required by any governmental authority to supply any utility services used or consumed in the Premises, Tenant agrees to purchase and pay Landlord, as Additional Rent for the same, at a cost not to exceed that which the utility company would have charged Tenant for furnishing such utilities directly to Tenant. Tenant shall pay such utilities costs to Landlord upon demand. If Landlord, as an accommodation to Tenant, furnishes Tenant any utility hereunder, Landlord may, at any time, at Landlord's sole option and upon not less than thirty (30) days prior notice to Tenant, discontinue such service to the Premises, and Tenant shall arrange for such service as provided in Paragraph 7.1, above. In the event any of Tenant's utility charges are not separately metered, Tenant shall pay its share of such charges based upon Tenant's use as determined by Landlord, in its best judgment, as Additional Rent, upon written notice thereof from Landlord to Tenant.

                                   ARTICLE 8
                      USE OF PREMISES, COMPLIANCE WITH LAW

         8.1 Use. Tenant shall use and occupy the Premises, as set forth in Paragraph 8.2 herein, for the use specified in Paragraph 10 of the Lease Summary, and Tenant shall not use or occupy the Premises for any other purpose whatsoever (and including, without limitation, any of the restricted or prohibited uses included in the Declaration), it being understood and agreed that the restrictions on Tenant's use hereunder are to and for the benefit solely of Landlord and are part of the consideration for Landlord's execution of this Lease. Without limiting the above, Tenant shall not use or occupy the Premises or the Common Areas in violation of law, and shall immediately discontinue any use of the Premises or the Common Areas which is declared by any governmental authority having jurisdiction to be a violation of law or regulation. Landlord's failure to object to such use shall not constitute a consent to a use which constitutes such a violation. Tenant, at its sole cost and expense, shall comply, promptly, with any directive of any governmental authority having jurisdiction which shall impose any duty upon Tenant or Landlord with respect to the Premises, or the use or occupation thereof.

         8.2 Obligation to Open or Operate. Tenant shall construct the Tenant's Improvements and shall open for business as a fully-stocked, fully-staffed Eagle Hardware and Garden store in accordance with the terms and conditions of this Lease, and (except for reasonable periods of continuous and diligent remodeling or repairs, or "events of delay" beyond the reasonable control of Tenant described in Paragraph 28(i)) shall during the term of this Lease keep the Premises open for business on such days and during such hours as are reasonable and customary for Tenant's operations from time to time.

         8.3 Increased Risk. Tenant agrees that Tenant will not do anything in or upon the Premises which may be prohibited by any insurance policy in force carried by Landlord or Tenant, from time to time, covering the Shopping Center or any portion thereof. In the event Tenant's occupancy or conduct of business in or upon the Premises (whether or not Landlord has consented to the same) results in any increase in premiums for (or cancellation of) the insurance carried from time to time by Landlord with respect to the Shopping Center, Tenant shall, at Landlord's option, either cease such use or conduct, immediately, or pay any resulting increase in premium upon demand therefor from Landlord. In determining whether increased premiums or cancellation are a result of Tenant's occupancy of the Premises, the written determination of the insurer shall be conclusive. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the use and/or maintenance of the Premises.

         8.4 Landlord's Recapture Rights. Landlord shall have the option to terminate this Lease and recapture the Premises by giving Tenant written notice thereof following the date of one of the following events:

         (a) The failure of Tenant to keep the Premises open for business for any sixty (60) consecutive-day period, excluding any closures for continuous and diligent rebuilding, restoration, additions, remodeling, or repairs, or events of delay as described in Section 28(i) below; or

         (b) One hundred eighty (180) days following commencement of demolition of the Premises and failure to diligently and continuously rebuild, replace or use the Premises for commercial purposes.

         In the event Landlord elects to terminate the Lease, such termination shall be effective on the date thirty (30) days from the date of Tenant's receipt of Landlord's notice of termination, unless within such thirty (30) days, Tenant informs Landlord in writing that Tenant intends to rebuild or reopen the Premises for business, and diligently commences to rebuild and does in fact reopen, the Premises for business. Upon Tenant's surrender of the Premises, Landlord shall pay Tenant an amount equal to its unamortized cost of the improvements to the Premises less all costs incurred by Landlord to lease the Premises, including without limitation, costs of removal and/or demolition of improvements, alterations to the Premises, and marketing costs and brokers' commissions. Upon termination, this Lease
(except for any obligations occurring prior to such termination or that expressly survive termination or, if requested by Landlord, Tenant's obligations to remove improvements, and restore the Premises) will be of no further force or effect, and Landlord and Tenant shall be released from all future obligations under this Lease.

         8.5 Restrictive Covenant. Landlord shall not lease or sell any portion of the Shopping Center, other than the Wal-Mart parcel (Lot 1), (a) to an entity operating more than 10,000 square feet from the Shopping Center and that carries more than 25% of its on-site inventory in any home improvement, garden, nursery, and building materials products typically provided by Tenant, or (b) to an entity operating less than 10,000 square feet from the Shopping Center and that carries more than 40% of its on-site inventory in any home improvement, garden, nursery, and building materials products typically provided by Tenant.

                                   ARTICLE 9
                             ACCEPTANCE OF PREMISES

         9.1 As-Is-Acceptance. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises and the Shopping Center or any portion or aspect thereof, or with respect to the suitability or fitness thereof for the conduct of Tenant's business or for any other purpose. There have been no representations or warranties made by or on behalf of Landlord in connection with this Lease or as to any matters concerning the Shopping Center, including but not limited to the condition, acreage, topography, climate, water, water rights, utilities, present or future zoning, soil, subsoil, any "Hazardous Substance" (as defined in Article 40), the purposes for which the Shopping Center is suited, drainage, access to public roads, or proposed routes of roads or extensions thereof. The Premises and Pad are being leased to Tenant "as is," "where is," and "with all faults." Tenant represents to Landlord that Tenant is relying solely on its own independent investigation of the Shopping Center and has had sufficient time and opportunity to make such independent investigations, inquiries, and evaluations as Tenant deems necessary or appropriate to decide for itself the degree and scope of risk which exists in connection with this Lease. Notwithstanding the above, Landlord will deliver Tenant a certification executed by Landlord's engineer with respect to the compaction of the buildable Pad area. There shall be a conclusive presumption that the Premises and the Shopping Center were in good and satisfactory condition on the date Landlord delivered possession of the Pad to Tenant.

         9.2 Other Shopping Center Tenants. Tenant hereby acknowledges that the Shopping Center is subject to certain use restrictions as set forth in the Declaration. Tenant further acknowledges that it has read the Declaration and agrees to be bound by all of the terms and conditions set forth therein, and Tenant is hereby prohibited from using the Premises in any manner whatsoever which could in any way be deemed to be in violation of any of the use restrictions contained in the Declaration. It is expressly understood and agreed by the parties hereto that except as otherwise herein set forth and in the Declaration, nothing contained in this Lease, or in any manner expressed or implied, is to be construed as in any way prohibiting, restricting or limiting Landlord's right to use, rent or lease any portion, or all, of the Shopping Center, or of any other property owned, managed or leased by Landlord or any affiliate, partner, director or employee thereof, for any purpose, or use, whether or not such purpose or use be in competition, direct or otherwise, with the use for which the Premises herein are to be operated by Tenant, and that the Declaration may be modified from time to time as may be permitted thereunder. Landlord makes no warranties or representations as to the present occupants or occupancy level of the Shopping Center, or of future occupancy commitments. Landlord shall have the right to add or to remove major stores or kiosks, from time to time, from the Shopping Center. Tenant waives any duty or obligation, expressed or implied, on the part of Landlord, to keep the Shopping Center leased or occupied, or partially leased or occupied, or to lease (or to not lease) portions of the Shopping Center for major stores or for any other specific purpose, use or type of use. Moreover, except as otherwise set forth in Paragraph 8.5 or in the Declaration, Tenant acknowledges that nothing contained in this Lease, or in any manner expressed or implied, is to be construed as imposing any duty or obligation on the part of Landlord to prohibit or discourage the conduct of other tenants in the Shopping Center, or that of any other third parties, that may result in a loss or reduction of gross sales or profitability by Tenant.

        9.3 Governmental Approval Period. Commencing on the Execution Date, Tenant shall have one hundred and eighty (180) days within which at its sole cost, expense or risk, to obtain any and all necessary governmental approvals and permits, including but not limited to those relating to planning, zoning, development, building, fire protection, roads, signage and utilities, as may be required by those governmental authorities having jurisdiction in order for Tenant to use the Premises for the construction and operation of Tenant's proposed Building ("Governmental Approvals"). Such 180-day period, which may be extended by Landlord in its discretion for an additional ninety (90) days, is hereinafter referred to as the "Approval Period"; the last day of the Approval Period is referred to as the "Approval Termination Date". During the Approval Period, all Governmental Approvals desired by Tenant to construct its Building and operate its business shall be obtained, issued, transferred and delivered to Tenant. Landlord shall obtain all approvals for development of the Shopping Center (other than approval of Tenant's specific site plan) on or before the date Tenant submits its application for its building permit to the appropriate governmental agency.

         (a) Tenant shall, in good faith, diligently and expeditiously pursue obtaining of the Governmental Approvals and shall keep Landlord informed of Tenant's efforts in connection therewith.

         (b) In the event that any governmental agency having jurisdiction thereof shall fail to approve the "Plans and Specifications" defined in Exhibit "C" or shall fail to issue any Governmental Approvals which shall be required in connection with the construction and/or occupancy of the Premises within the Approval Period, either party shall have the right, within five (5) business days after the Approval Termination Date, to terminate this lease by giving written notice thereof to the other party, in which event this Lease shall terminate and the parties shall have no further obligations to each other with respect to the Premises or this Lease (except those that expressly survive termination). In the event that either party shall fail to terminate this Lease within the time and manner provided for herein, the Lease shall remain in full force and effect. Notwithstanding anything to the contrary contained in this Lease, if any governmental agency, as a condition to granting any Governmental Approval, requires any change in the Plans and Specifications or to the Exhibit "D" Plot Plan which Landlord or Tenant determines, in its reasonable discretion, is material and unacceptable or which violate the Declaration, Tenant or Landlord shall have the right to terminate this Lease by giving written notice thereof to the other party promptly upon receipt of such information from said governmental agency, and this Lease shall immediately terminate and be of no further force or effect, in which event, the parties shall have no further obligations to each other with regard to this Lease and/or the Premises (except those that expressly survive termination). Notwithstanding the above requirement of prompt notice, Landlord and Tenant shall each have a reasonable period of time (not to exceed thirty (30) days) after receipt of any such information from such governmental agency to negotiate with such agency over any such required change before having to give notice of termination to the other party.

         (c) The failure of Tenant to timely deliver notice of termination to Landlord on or before the Approval Termination Date shall be deemed to constitute Tenant's satisfaction or waiver of this contingency and a waiver of Tenant's right to terminate this Lease prior to the Commencement Date.

         9.4 Landlord Representations. Landlord represents and warrants that, except as otherwise disclosed to Tenant in writing, as of the date of this
Lease:

         (a) Landlord has full and lawful right and authority to execute this Lease and to deliver it to Tenant;

         (b) To Landlord's actual knowledge (limited to the actual knowledge of the corporate officers of the general partner of Landlord and with no duty to inquire), there are no pending or threatened actions, suits, arbitrations, claims, or proceedings, at law or in equity, affecting the Premises;

         (c) To Landlord's actual knowledge (limited to the actual knowledge of the corporate officers of Landlord and with no duty to inquire), the Premises is in compliance with all applicable laws, codes, and ordinances; and

         (d) Landlord is not in default under the Master Lease.

                                   ARTICLE 10
                                  ALTERATIONS

         10.1 Alterations. Except as provided for in Exhibit "C," Tenant shall make no other alterations, additions or improvements ("Tenant Changes") to the Premises affecting the outside appearance of the Premises or any other part of the Shopping Center, structural alterations of any kind, and/or alterations affecting basic plumbing, air conditioning, electrical or life safety systems shared with the Common Areas or other tenants' premises, if any, without Landlord's prior written consent which shall not unreasonably be withheld or delayed. Whenever Landlord's consent is required for Tenant Changes, accompanying Tenant's written request for same, Tenant shall provide to Landlord all plans and specifications related to such alterations. Whether or not Landlord's consent is required, upon completion of any Tenant Changes, Tenant shall provide to Landlord a copy of the as-built plans and specifications. Tenant acknowledges that Landlord's review of the plans is for the sole benefit of Landlord, and Landlord's approval does not constitute any representation by Landlord as to the compliance of such plans with any law or fitness of such alterations for a particular purpose or use. Tenant Changes (including, without limitation, any air conditioning equipment or devices installed in or upon the Premises) shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the term or earlier termination hereof; except that Landlord may, by written notice to Tenant prior to the termination hereof or within sixty (60) days after termination for default, require Tenant to remove all Tenant Changes or such portion thereof as Landlord may designate, and to repair any damage from such removal, all at Tenant's sole expense. Landlord may impose such restrictions and conditions it deems appropriate on the construction of Tenant Changes including, without limitation, the types and amounts of insurance required to be carried by Tenant's general contractor for the benefit of Landlord and Tenant; and requiring Tenant to use contractors that are licensed and bondable; provided, however, that Tenant's selection of a general contractor shall not otherwise require Landlord's approval. Without limiting the generality of the foregoing. Tenant hereby covenants that, before commencing any Tenant Changes and regardless of whether or not Landlord's consent is first required, Tenant shall (i) give Landlord at least fifteen (15) business days' written notice of the proposed commencement of such work (to afford Landlord and/or Master Landlord an opportunity to post appropriate notices of nonresponsibility); (ii) secure, at Tenant's sole cost and expense, a completion and lien indemnity bond, in an amount equal to the cost of such Tenant Changes, and in all other respects satisfactory to Landlord for such work, and (iii) furnish Landlord with properly executed certificates of insurance in accordance with Paragraph 16.2 evidencing the types and amounts of insurance coverage required to be carried by Tenant's general contractor for the benefit of the Landlord and Tenant. Tenant covenants and agrees that all alterations done by or pursuant to the direction of Tenant shall be performed expeditiously, in a good and workmanlike manner, strictly in accordance with any plans and specifications related to such alterations that were approved by Landlord, in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, in full compliance with the rules, orders, directions, regulations, and requirements of the Insurance Service Office or any similar body, and in a manner so as to minimize interference with pedestrian and vehicular traffic and other businesses in the Shopping Center. Tenant shall procure and maintain in full force and effect during the course of such work, at Tenant's sole cost and expense, builder's risk, insurance in an amount reasonably satisfactory to Landlord. The provisions of this Lease are intended fully to govern the rights and obligations of Landlord and Tenant as they relate to the need for repairs to the Premises. Accordingly, Tenant waives and releases any rights it may have to make repairs at Landlord's expense or to quit the Premises under Sections 941, 1942(a), and 1932(l) of the California Civil Code or under any similar law, ordinance or regulation which may now exist or hereafter be enacted or enforced which confers upon Tenant the right to make any repairs to the Premises of the type allocated to Landlord by this paragraph, whether or not for the account of Landlord, or to terminate this Lease because of Landlord's failure to keep the Premises or the Shopping Center in good order, condition and repair.

         10.2 Other Tenant Changes. If any alteration, addition, replacement or change shall be required by law or the requirements of any insurance company (as a condition to the issuance or continuation of insurance coverage without increase in Premium) to be made to the Premises for any reason including, without limitation, (i) Tenant's failure to maintain the Premises in the manner required hereby, (ii) Tenant's use of the Premises, a change in the manner or mode of Tenant's use of the Premises, or the location of partitions, trade fixtures, merchandise or other contents of the Premises, or (iii) any requirement of law or ordinance or other requirement of any government or other authority, then, such alterations, additions, replacements or changes shall be promptly made and paid for solely by Tenant in accordance with Paragraph 10.1, above.

                                   ARTICLE 11
                             LIENS AND ENCUMBRANCES

         11.1 Tenant's Covenants. Tenant covenants and agrees to keep the Premises, the Shopping Center, and Tenant's leasehold interest therein, free from any mechanics' liens or other encumbrances, and that any such liens or encumbrances for any obligation or for work claimed to have been furnished, done for, obligations incurred for or materials claimed to have been furnished to Tenant or any other party, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant learns of the filing thereof, at the cost and expense of Tenant, and Tenant further agrees to defend, indemnify and hold harmless Landlord from and against any such liens or claims or actions thereon, together with costs of suit and attorneys' fees incurred by Landlord in connection with any such claims or actions. If any such liens are filed and Tenant fails to discharge such liens, by bond or otherwise, within such ten (10) days after Tenant learns of the filing thereof, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens. Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for any sum paid or incurred by Landlord to remove such liens. Tenant shall have the right to contest any such liens or claims and not be in violation of this Article 11, and Landlord shall cooperate with Tenant in the prosecution of such contest (at no cost or expense to Landlord); provided, however, that Tenant must first pay, bond over, or otherwise discharge any such liens as a condition to initiating and pursuing such contest.

         11.2 Landlord's Covenants. Tenant has acknowledged that, pursuant to the terms of that certain Development Agreement dated October 31, 1996, as modified by First Amendment thereto dated June 23, 1997 between Landlord and Wal-Mart for the Shopping Center (a memorandum of which was recorded on August 12, 1997 as Instrument No. 19970385377 in the Official Records of Orange County, California), Wal-Mart has the right to place a lien against the Premises in the event Landlord fails to comply with certain site development obligations. Landlord shall, prior to the Commencement Date, discharge (by payment, bond, or otherwise) any such lien from the Premises. Landlord further agrees to defend, indemnify and hold harmless Tenant from and against any such lien or claims or actions thereon, together with costs of suit and attorneys' fees incurred by Tenant in connection with any such claims or actions. Landlord shall have the right to contest any such liens or claims and not be in violation of this Article 11, and Tenant shall cooperate with Landlord in the prosecution of such contest (at no cost or expense to Tenant); provided, that Landlord must first pay, bond over, or otherwise discharge any such liens as a condition to initiating and pursuing such contest.

                                   ARTICLE 12
                  TAXES ON THE PREMISES AND TENANT'S PROPERTY

         12.1 Personal Property Taxes. Tenant shall be liable for, and shall pay not later than ten (10) days before delinquency, all taxes levied against Tenant's Property (as that term is defined below) and any other personal property of whatsoever kind and to whomsoever belonging, located or installed in or about the Premises commencing on the date Tenant's Property or such other personal property is placed in or about the Premises (and, upon demand by Landlord, Tenant shall furnish Landlord with evidence to Landlord's satisfaction of payment thereof). The term "Tenant's Property" shall mean all interior signs, trade fixtures, furniture and equipment and other moveable items installed or placed on the Premises by or at the direction or with the consent of Tenant, regardless of ownership, exclusive of fixtures paid for by Landlord, if any, pursuant to Exhibit "C." If any such taxes on Tenant's Property or other personal property are levied against Landlord or Landlord's property and if Landlord pays the same (which Landlord shall have the right to do regardless of the validity of such levy, but only under proper protest if requested in writing by Tenant), or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's Property or such other personal property, and if Landlord pays the taxes based upon such increased assessment (which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest in writing if requested by Tenant), Tenant shall repay to Landlord, within ten (10) days after demand therefor, the taxes so paid by Landlord and any expenses incurred by Landlord in connection therewith, together with interest thereon at the Lease Rate (as defined in Paragraph 22.11). In any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered belonging to Tenant.

         12.2 Real Property Taxes. From and after the Execution Date, Tenant shall pay the real property taxes, as defined below, applicable to the Premises through the entire term of this Lease, including all option terms. All such payments shall be made at least five (5) business days prior to the delinquency date. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes paid by Tenant covers any period of time after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's monthly installment of Fixed Rent together with interest on such amounts at the Lease Rate (as defined in Paragraph 22.11, below). If the Premises are not separately assessed, Landlord shall pay all real property taxes on the Premises, and Tenant shall pay the Landlord, within thirty
(30) days after request therefor, Tenant's Proportionate Share of the real property taxes imposed upon the entire Shopping Center and all of the buildings and structures located on the Shopping Center. Tenant shall pay to Landlord as Additional Rent, together with the payment of Fixed Rent, or other payments required hereunder which are subject to any excise tax on gross income derived by Landlord under this Lease, regardless of how designated, excluding federal and state income taxes, imposed by any governmental body having jurisdiction, an amount which, when first added to such Fixed Rent, or other payments shall, then yield to Landlord, after deduction of such taxes payable by Landlord with respect to all such payments, a net amount equal to that which Landlord would have received from such payments had no such tax been imposed. As used herein, the term "real property taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, hospital, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. The term "real property taxes" shall also include any tax, fee, levy, assessment or charge, in substitution, partially or totally, of any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property taxes". The term "real property taxes" shall also include any and all assessments for services generally provided without charge to owners and/or occupants of real property prior to the adoption of Proposition 13 by the voters of the State of California in the June 1978 election. Without limiting the generality of the foregoing, Tenant shall be responsible for, and the term "real property taxes" shall include, any increase in real property taxes which is caused due to (I) any "change in ownership" of the Premises or any portion of the real property of which the Premises constitute a part (as defined in Sections 60-69 of the California Revenue and Taxation Code, the regulations promulgated thereunder and any amendments or successor statutes or regulations thereto) or (ii) any construction or work of improvement in the Premises or the Shopping Center. All assessments (excluding those relating specifically to the Tenant Improvements on the Premises) shall be paid in full by Landlord on or before the Commencement Date (or, if any such assessments may be paid in installments without penalty and without additional cost to Tenant, Landlord may pay them as and when they become due). Landlord shall take no action to convert the off-site improvement costs incurred for the Shopping Center (or any such future costs) to assessments.

                                   ARTICLE 13
                             MAINTENANCE AND REPAIR

         13.1 Obligations of Landlord. Subject to Article 4 hereof and except as set forth as a Tenant obligation under Paragraph 13.2, below, Landlord agrees to maintain the Common Areas in good order, condition and repair, except those portions of the Common Areas which the Tenant is obligated to maintain pursuant to Paragraph 13.2 hereof. Landlord shall not be responsible for any maintenance, repairs, replacements or improvements of any kind to the Premises, except as may be expressly set out elsewhere in the Lease. If the Common Areas or any other portion of the Shopping Center is damaged or destroyed, either partially or totally, Tenant shall continue the operation of its business in the Premises to the extent practicable from the standpoint of good business and, in the event Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Common Areas, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof, nor shall the Rent and other charges due hereunder be abated. Damaged or destruction to the Shopping Center (whether or not affecting the Premises) shall not entitle Tenant to terminate its Lease, under any circumstances unless as a consequence of such damage and destruction the parking required for Tenant's customers and/or the access to the Shopping Center for pedestrian and vehicular traffic (necessary for the operation of Tenant's business) has been materially and adversely impaired, and Landlord has failed to cure or remedy such deficiencies substantially within one (1) year after written notice from Tenant of its intent to cancel this Lease.

         13.2 Tenants Obligation to Maintain and Repair Premises. Tenant shall keep in good order, condition and repair, the building and all of the other improvements constituting the Premises, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting, facilities and equipment within the Premises, fixtures, walls (both interior and exterior), foundations, ceiling, roofs (both interior and exterior), floors, windows, doors, plate glass and skylights located within or upon the Premises, and all landscaping, driveways, parking lots, fences, and signs, if any, located on the Premises and on the sidewalks and parkways immediately adjacent to the same. Tenant waives and releases any right it may have to make repairs at Landlord's expense or to quit the Premises under Sections 1941, 1942(a) and 1932(l) of the California Civil Code. If Tenant fails to perform Tenant's maintenance and repair obligations as set forth above or under any other paragraph of this Lease, Landlord may at its option (but shall not be required to) enter upon the Premises after fifteen (15) days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required) perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof together with interest at the Lease Rate (as defined in Paragraph 22.11, below) shall become due and payable as Additional Rent to Landlord together with the Tenant's next installment of Fixed Rent. It is clearly intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair or maintain the Premises or the equipment therein, whether structural or non-structural; all of which obligations are intended to be assumed and performed solely by Tenant and at Tenant's sole cost and expense. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this lease because of Landlord's failure to keep the Premises in good order, condition and repair.

         13.3 Tenant's Obligation to Pay for Maintenance and Repairs to Areas other than the Premises. Tenant, in all cases, shall also have the obligation hereunder for the cost of maintenance and the cost of repairing any damage caused by Tenant, its employees, agents, invitees, contractors, and customers to those portions of the Shopping Center other than the Premises, such costs to be paid as part of Additional Rent, except to the extent that the cost of restoration is recovered from the proceeds of the property insurance carried by Landlord pursuant to Paragraph 16.3.

         13.4 Common Areas. Tenant acknowledges that the Premises and each Lot in the Shopping Center contain portions of the Common Areas, as shown on Exhibit "A-2," which Common Areas shall be maintained by Landlord in accordance with Paragraph 13.1. Tenant is prohibited from making any alterations, additions, or improvements to any Common Areas, including the landscaping, located on its Lot. Landlord's costs to maintain the Common Areas located on each Lot shall constitute Common Areas Operating Costs of which Tenant will pay its Proportionate Share in accordance with Paragraph 4.2.

                                   ARTICLE 14
                              ENTRY AND INSPECTION

     Tenant will permit Landlord, its employees, partners, directors, officers, representatives, agents and affiliates, at all reasonable times during normal business hours and at any time in case of emergency, (i) to enter into and upon the Premises for the purpose of inspecting the same, or for the purpose of protecting the interest therein of Landlord and Master Landlord, or to post notices of nonresponsibility; and (ii) to take all required materials and equipment into the premises, and perform all required work therein, including the erection of scaffolding, props or other mechanical devices, for the purpose of making alterations, repairs or additions to the Premises (after the failure or refusal of Tenant to cure a default) or to any portion of the Common Areas or for maintaining any service provided by Landlord to Tenant hereunder, without any payment, rebate or abatement of Rent to Tenant (although Landlord is under no obligation to make such alterations, repairs or additions to the Premises or to maintain or provide any services to the Premises, except to the extent provided elsewhere in this Lease). Tenant shall also permit Landlord and Master Landlord and their respective employees, partners, directors, officers, representatives, agents and affiliates, upon request, to enter and/or pass through the Premises or any part thereof, at reasonable times during normal business hours, to show the Premises to prospective purchasers, mortgagees or master or ground lessors of the Shopping Center or any portion thereof. Landlord, Master Landlord, and their respective employees, partners, directors, officers, representatives, agents and affiliates shall have no liability to Tenant for any disturbance to Tenant (and Tenant shall have no right to abate
Rent) as a consequence of Landlord's exercise of its rights hereunder.

                                   ARTICLE 15
                           WAIVER AND INDEMNIFICATION

         15.1 Waiver. From and after the Commencement Date or the date Landlord gives Tenant possession of the Premises, whichever first occurs, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to Tenant's property or injury to Tenant's employees, agents, visitors, invitees and licensees anywhere in the Shopping Center, including the Premises, and Tenant hereby waives all claims in respect thereof from any cause whatsoever against Landlord, its agents or employees, except claims for personal injury or property damage not covered by the insurance required to be carried by Tenant pursuant to Paragraph 16.1 (and only to the extent covered by the liability insurance carried by Landlord pursuant to Paragraph 16.3) which are caused by the failure of Landlord to observe any of the terms and conditions of this Lease (and such failure persists for an unreasonable period of time after written notice of such failure) or which arise from any neglect, fault or omission of Landlord, or of its agents or employees. Landlord shall not be liable to Tenant for any unauthorized or criminal entry of third parties into the Premises or the Shopping Center, or for any damage to persons or property, or loss of property in or about the premises or the Shopping Center, the parking lot and the approaches, loading docks, entrances, streets, sidewalks or corridors thereto, by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of any security measures, practices or equipment that may be provided by Landlord. Tenant shall immediately notify Landlord in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Landlord as to which Tenant has or should have knowledge. Landlord shall not be liable to Tenant for interference with light or incorporeal hereditaments or for damage therefrom to Tenant or Tenant's Agents or to Tenant's property from any cause beyond Landlord's reasonable control. Tenant hereby agrees that in no event shall Landlord be liable for consequential damages, including injury to Tenant's business or any loss of income therefrom, nor shall Landlord be liable to Tenant for any damages caused by the act or neglect of any other tenant or their invitees in the Shopping Center.

         15.2 Indemnifications.

         (a) Tenant's Indemnification of Landlord. From and after the Commencement Date or the date Landlord gives Tenant possession of the premises, whichever first occurs, Tenant hereby agrees to indemnify, defend and hold Landlord harmless against and from any and all claims for damages or injury occurring on the premises, or in connection with the conduct of its business on the premises, or from any activity, work, or other thing permitted or suffered by Tenant on the Premises, and shall further indemnify, defend and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault, or omission of Tenant, or of its agents, employees, visitors, invitees, and licensees occurring on the Premises or any part or portion of the Shopping Center, and from and against all reasonable costs, attorneys' fees, expenses, and liabilities incurred in connection with any such claims or any actions or proceedings brought thereon; and in case any action or proceeding be brought against Landlord by reason of such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Tenant and a third party unrelated to Tenant (except Tenant's agents or employees), Tenant's duty to indemnify and save harmless Landlord shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

         (b) Landlord's Indemnification of Tenant. From and after the Commencement Date or the date Landlord gives Tenant possession of the Premises, whichever first occurs, Landlord shall indemnify and save harmless Tenant from and against any and all suits, liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, including reasonable attorneys' fees, from third parties which may be imposed upon or incurred by or asserted against Tenant (i) as a result of or arising out of Landlord's failure to perform any covenant or agreement required to be performed by Landlord under this Lease,
(ii) caused by the negligence or willful misconduct of Landlord, its agents and employees, or (iii) in connection with the Landlord's performance of its Site preparation work and Site Improvements work under Exhibit "C" hereto. When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord (except Landlord's agents or employees), Landlord's duty to indemnify and save harmless Tenant shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

         15.3 Survival. The provisions of this Article 15 shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 16
                                   INSURANCE

         16.1 Insurance to be Provided by Tenant. From and after the Commencement Date or the date Landlord gives Tenant possession of the Premises, whichever first occurs, and continuing thereafter until the expiration or sooner termination of the term hereof (or the date on which Tenant has completely vacated the Premises, if that occurs subsequent to the expiration or termination of the term), Tenant shall carry and maintain, at its sole cost and expense, the following types of insurance (affording primary coverage) in the amounts specified and in the form hereinafter provided for:

            (a) Property damage insurance covering (i) the Premises, including all improvements as may be made by Tenant pursuant to Exhibit "C" and Article 10 hereof, and (ii) Tenant's Property, including all trade fixtures, inventory, merchandise and other personal property from time to time in the Premises, both in amounts not less than one hundred percent (100%) of their replacement cost valuation from time to time during the term of this Lease (with a value endorsement deleting any coinsurance provisions), providing "all risk coverage" (also known as "special causes of loss"), including sprinkler leakage and plate glass coverage and coverage for flood and earthquake. Unless this Lease is terminated pursuant to Paragraph 19.2, the proceeds of such insurance shall be used for the repair or replacement of the property so insured, and any deficiency (whether due to inadequacy of coverage, a deductible, or otherwise) shall be paid for by Tenant. Following a casualty (and regardless of whether or not this Lease is terminated pursuant to Paragraph 19.2), the proceeds under (i) above shall be paid to Landlord and Landlord's lenders, as their respective interests may appear, and the proceeds under (ii) above shall be paid to Tenant. Except in the event this Lease is terminated under Paragraph 19.2, the proceeds so paid to Landlord (or Landlord's lenders) shall be made available to Tenant for payment of the costs and expenses of repair incurred by Tenant; provided, however, that such proceeds shall be allocated to Tenant subject to reasonable conditions including, but not limited to, an architect's certification of costs, retention of a percentage of such proceeds pending recordation of a notice of completion, and other customary builder's disbursement controls, all at the sole expense of Tenant. In the event that the insurance proceeds are insufficient to cover the cost of repair, then any amounts required over the amount of the insurance proceeds received necessary to complete said repair shall be paid by Tenant prior to the release of any insurance proceeds.

            (b) Business automobile liability insurance, or equivalent form, with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence. Such insurance shall include coverage for owned, non-owned and hired automobiles.

            (c) Commercial or comprehensive general liability insurance (including bodily injury and property damage) in an amount of not less than a combined single limit of Five Million Dollars ($5,000,000), insuring against any and all liability of the insured with respect to the Premises and the Shopping Center arising out of the use or occupancy thereof (including the construction of improvements on the Premises or any portion thereof), and under which the insurer agrees to cover and protect Tenant and all additional insured parties from and against all costs, expenses and/or liability arising out of or based upon Tenant's indemnification obligations pursuant to Paragraph 15.2 of this Lease.

            (d) Liquor liability; if this Lease covers premises in which alcoholic beverages are sold and/or consumed, Tenant's liability insurance shall not exclude liability for violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving, or giving of any alcoholic beverages to a minor or to a person under the influence of alcohol, or which causes or contributes to the intoxication of any persons. Accordingly, the indemnification obligations of Tenant under Paragraph 15.2 shall extend, as well, to damage occurring elsewhere than in, on or upon the Premises, resulting from risks insurable by so-called dram shop liability insurance.

            (e) Workers' compensation as required by law and employer's liability insurance for at least One Million Dollars ($1,000,000) in coverage.

            (f) Business interruption insurance covering loss of income and extra expense in such amounts as will reimburse Tenant for direct or indirect loss of earnings, income and extra expense for at least one (1) year attributable to all perils commonly insured against by prudent tenants, or attributable to the inaccessibility of or to the Premises or the Shopping Center as a result of such perils, or otherwise, preferably by the same insurance carrier that issues Tenant's property insurance.

            (g) Intentionally Omitted.

            (h) Any other form of insurance for risks and/or perils against which a prudent tenant would customarily protect itself (and/or increases in the amounts of coverage under any or all of the liability insurance policies hereinabove required to be carried by Tenant) in such form and amounts as Landlord or Landlord's lender may reasonably require from time to time.

         Tenant's insurance coverage under this Paragraph 16.1 may be subject to a commercially reasonable deductible (which deductible shall not exceed $50,000 without Tenant's having first obtained Landlord's prior written consent).

         16.2 Evidence of Insurance. Tenant shall furnish properly executed policies or certificates of insurance to Landlord prior to Tenant's occupancy. Such policies or certificates shall clearly evidence all coverage required of Tenant, shall have commercially reasonable deductibles, and shall provide that such insurance shall not be materially changed, terminated or allowed to expire except after thirty (30) days prior written notice to Landlord. All policies required hereunder (except as described in Subparagraph 16.1(e), above) shall name Landlord, Landlord's lenders, and the Master Landlord as additional insureds and the certificate thereof shall evidence such coverage. Certificates of insurance shall be replaced with new binders or certificates prior to the termination of any policy of insurance required of Tenant. In Landlord's discretion, Landlord may request complete copies of Tenant insurance policies in lieu of such certificates. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant; provided such blanket policies expressly afford coverage to the Premises and to Tenant as, in Landlord's opinion, is required by this Lease. All policies required by this Paragraph 16 shall be issued by insurers qualified to do business in the State of California, whose financial strength is reasonably acceptable to Landlord, and in form satisfactory to Landlord, from time to time.

         16.3 Landlord's Insurance. During the term of this lease, Landlord shall maintain in effect such policies of insurance as are at least in such amounts (and are subject to no larger deductibles) as are customarily carried by landlords in similar shopping centers in the State of California; the premiums and deductibles for commercial or comprehensive general liability insurance covering the Common Areas shall be included in Common Areas Operating Costs.

         16.4 Maintenance of Insurance. If Landlord, for any reason, fails to maintain insurance coverage which is required pursuant to this Lease, the same shall be deemed a material default and breach of this lease. Landlord, at its sole option, may immediately terminate this Lease and obtain damages from Tenant resulting from said breach. Election by Landlord not to terminate this Lease shall not be deemed a waiver by Landlord of Tenant's breach, nor of any of Landlord's rights and remedies pursuant to the terms of this Lease. Landlord may (but is under no obligation to do so) at any time and from time to time, and without notice, procure such insurance and pay the premiums therefor, in which event Tenant shall, within ten (10) days after demand therefor, reimburse Landlord for all amounts paid and costs and expenses incurred by Landlord to procure and pay for such insurance, plus interest on such amounts at the Lease Rate (as defined in Paragraph 22.11). Tenant shall not stock, use or sell any article of merchandise that would increase insurance rates and premiums on the Shopping Center, or on any of the individual improvements in the Shopping Center other than the Premises.

         16.5 Waiver of Subrogation. Any policy or policies of property insurance which either party obtains in connection with the Premises, shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights against the other for injury or loss due to hazards covered by such insurance, whether or not containing such a waiver of subrogation clause or endorsement, to the extent of the loss covered thereby, or if either party does not, for any reason, have valid enforceable insurance, then, this waiver shall apply to the extent of all property insurance which was required to be carried hereunder.

                                   ARTICLE 17
                           ASSIGNMENT AND SUBLETTING

         17.1 General Limitations. Except as expressly provided in Paragraphs
17.3 and 17.4 of this Article, without Landlord's written consent first had and obtained, Tenant (including without limitation any subsequent assignee or subtenant) shall not either voluntarily or by operation of law, assign, mortgage, hypothecate or encumber this Lease, or any interest in this lease, permit the use of the Premises by any person or persons, franchises, affiliated companies, licensees or concessionaires, other than Tenant, or sublet the Premises or any part of the Premises. Any transfer of this Lease form Tenant by merger, reorganization, liquidation, or the sale, conveyance, transfer by bequest or inheritance, or other transfer of a controlling interest in Tenant (whether by transfer of stock, partnership interest or otherwise) shall constitute an assignment for the purposes of this lease. Notwithstanding the foregoing, if Tenant is a corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, the transfer of stock, regardless of quantity, shall not constitute an assignment for the purposes of this lease. A consent to one assignment, subletting, occupation or use shall not constitute a waiver of the necessity of such consent to a subsequent assignment or subletting, whether by Tenant or any subsequent assignee or subtenant. Tenant shall not be released from liability for the full performance of all the terms, conditions and covenants of this Lease on Tenant's part to be performed, whether occurring before or after such consent, assignment or subletting. Any requests for consent to a sublease or assignment hereunder shall be accompanied by a check payable to Landlord in the sum of Two Hundred Fifty Dollars ($250) as a charge for the processing of such documents. In addition, Tenant shall reimburse Landlord its actual costs and expenses for attorneys' fees incurred in connection with any proposed sublease or assignment. If so requested by Landlord, Tenant shall deposit with Landlord the Landlord's estimate of such legal fees prior to the commencement by Landlord of any review of the proposed request for consent.

         17.2 No Unreasonable Withholding of Consent. Landlord shall not unreasonably withhold its consent to an assignment or subletting for the same use as provided in Paragraph 10 of the Lease Summary, notwithstanding anything in this Article 17 to the contrary. The foregoing is not intended to imply any waiver of Landlord's reservation of the absolute right to (a) disapprove assignments or subleases for uses that differ in any material respect from the use expressly permitted in Paragraph 10 of the Lease Summary or that violate the standards set forth in Paragraph 8.1, or (b) terminate this Lease in accordance with Paragraph 8.4. In determining whether or not to consent to the proposed assignment or subleasing, Landlord may consider, among other factors, the experience of the proposed sublessee or assignee in operating a business in a shopping center for the use set forth in Paragraph 10 of the Lease Summary, whether or not any exclusives granted by Landlord will be impacted, and whether the proposed sublessee or assignee is financially sound and has a net worth that is adequate in the circumstances. Landlord shall be deemed to be reasonable in refusing consent if such refusal is based upon a violation of any exclusive granted by Landlord. If Tenant does assign or sublease all or any portion of the Premises on a basis such that the value of the consideration for same to be received by Tenant will exceed the Rent or prorated portion thereof, as the case may be, for such space reserved in this Lease, Tenant shall pay to Landlord when received, as Additional Rent, at the same time as the monthly installments of Rent are due hereunder, fifty percent (50%) of the excess of the Rent and all other consideration paid in connection with or pursuant to the assignment or sublease, over the Rent as reserved in this Lease applicable to the assigned or subleased space. Notwithstanding the foregoing, Landlord's right to share in "all other consideration" shall not, when added to Landlord's share of the excess Rent, exceed fifty percent (50%) of the difference between the then fair market rental for the Premises (or a prorated portion thereof) and the Rent for such space reserved in this Lease. The acceptance of Rent by Landlord from any other person shall not be construed as a waiver by Landlord of any provision of this Lease, or as a waiver of the requirement of Landlord's consent to any assignment, subletting or other transfer, or to be a release of Tenant from any obligation under this Lease. Each assignee or subtenant shall jointly assume all obligations of the Tenant under this Lease, and shall be and remain liable jointly and severally with Tenant for the payment of Rent, and for the due performance of all the terms, covenants and conditions and agreements herein contained on Tenant's part to be performed during the Lease term; provided, however, that a subtenant shall be liable to Landlord for Rent only in the amount set forth in the sublease. Whether or not Landlord's consent is required, no assignment shall be effective or binding on Landlord unless such assignee or sublessee shall deliver to Landlord a counterpart of such assignment or sublease (and any related collateral agreements) and an instrument in recordable form which contains a covenant of assumption by the assignee or sublessee satisfactory in substance and form to Landlord, consistent with the above requirements. The failure or refusal of the assignee or sublessee to execute such an instrument of assumption shall not waive, release or discharge the assignee or sublessee from its liability.

         17.3 Reorganizations and Mergers. Tenant shall be entitled to assign and transfer this Lease to the surviving corporation in the event of a merger or a sale of assets transaction to which Tenant shall be a party; provided, however, that such subsidiary, affiliated firm or surviving corporation shall in writing expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed; and provided, further (unless Tenant shall thereafter cease to exist) that no such assignment or transfer shall act as a release of Tenant from any of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed. This Paragraph 17.3 shall not apply in the event of a sale of less than substantially all (meaning, for purposes of this Paragraph 17.3, less than 75%) of the assets of Tenant.

         17.4 Assignment as a Result of Tenant's Bankruptcy.

            (a) In the event this Lease is assigned to any person or entity pursuant to provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

            (b) If Tenant, pursuant to this Lease, proposes to assign the same pursuant to the provisions of the Bankruptcy Code, to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then, notice of the proposed assignment setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the assurances referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to the Landlord by the Tenant no later than twenty (20) days after receipt of such offer by the Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid such person for the assignment of this Lease.

            (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

            (d) The following factors may be considered by the Landlord as necessary in order to determine whether or not the proposed assignee has furnished Landlord with adequate assurances of its ability to perform the obligations of this Lease:

            1. The adequacy of a security deposit.

            2. Net worth and other financial elements of the proposed assignee; and

            3. Demonstration that assumption or assignment will not disrupt substantially the tenant mix or balance in the Shopping Center.

            (e) It is hereby acknowledged that this is a "shopping center lease" within the meaning of Section 365(b)(3) of the Bankruptcy Code.

            (f) In the event Landlord rejects the proposed assignee, the rights and obligations of the parties hereto shall continue to be governed by the terms of this Lease, and Tenant shall have all the rights of Tenant under applicable California law.

         17.5 Effect of Violation. Except as may be expressly permitted without Landlord's consent elsewhere in this Lease, any assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license of this Lease, the leasehold estate hereby created, or the Premises or any portion thereof, either voluntarily or involuntarily, whether by operation of law or otherwise, or any other action by Tenant in violation of the restrictions set forth in this
Article 17, without the prior written consent of Landlord first had and obtained therefor, shall be null and void and shall, at the option of Tenant, constitute a material default under this Lease.

         17.6 No Release. Tenant is not and shall not be released from liability for the full and complete performance of the terms, conditions, and covenants of this Lease upon any assignment, sublease, or other transfer, regardless of whether or not Landlord's consent was first required.

                                   ARTICLE 18
                         TRANSFER OF LANDLORD'S INTEREST

         In the event of any transfer or transfers of Landlord's interest in the Premises or in the Shopping Center, other than a transfer for security purposes only, the transferor shall automatically be relieved of, and Tenant shall release such transferor from, any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, including without limitation the obligation of Landlord under Article 6 hereof to return the Deposit as provided therein; provided, with respect to security deposits, that the transferor transfers to or appropriately credits the transferee for the Deposit.

                                   ARTICLE 19
                             DAMAGE OR DESTRUCTION

         19.1 Obligation to Rebuild. Should any or all of the improvements on the Premises be damaged or destroyed, partially or totally, from any cause covered (or required to be covered) by any insurance required to be maintained under Paragraph 16.1 hereof, or if the Premises are damaged from a cause not required to be covered by insurance under Paragraph 16.1 and the cost of repair or restoration is less than twenty-five percent (25%) of the then-replacement value, then Tenant shall repair, restore and rebuild said improvements on the Premises to at least the condition existing immediately prior to such damage or destruction, and this Lease shall remain in full force and effect. Such repair, restoration and rebuilding (all of which are herein called "repair") shall be commenced promptly after such damage or destruction has occurred and shall be diligently pursued to completion. Without limiting Landlord's other available remedies, Tenant's failure to rebuild, replace or use the Premises for commercial purposes shall give Landlord a right to recapture the Lease as provided in Paragraph 8.4.

         19.2 Last Two Years. If the Premises are damaged or destroyed, either partially or totally, during the last two (2) years of the term of this Lease, Landlord and Tenant shall each have the right to cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of its election to do so within thirty (30) days after the date on which such damage occurred. Notwithstanding the foregoing, should Tenant have the right to extend the term pursuant to Paragraph 2.7, above, Tenant shall have the right to exercise its next option right for a period of ten (10) days after receipt of Landlord's written notice to cancel and terminate this Lease as a consequence of such damage or destruction near the end of the term. If Tenant so exercises its option to extend the term, Landlord's purported cancellation and termination of this Lease shall be deemed null and void; provided, however, that Tenant shall promptly proceed with the repair, restoration and rebuilding of the Premises in accordance with Paragraph 19.1 at Tenant's expense, whereupon this Lease shall continue in full force and effect. If Tenant fails to exercise its said option during said ten (10) day period, then this Lease shall be deemed canceled and terminated in accordance with Landlord's said notice.

         19.3 Effect of Termination. In the event this Lease is terminated under the provisions of Paragraph 19.2, such termination shall become effective at the time and in accordance with the respective provisions herein contained for the termination of this Lease; provided, however, that all Rent and other charges on the part of Tenant to be paid hereunder shall be prorated and paid either as of the date of such damage or destruction, or as of the date Tenant ceases doing business in, upon or from the Premises, whichever last occurs. Tenant shall have no claim to the proceeds of property damage insurance, except to the extent of any unamortized construction costs of the Building which were paid by Tenant at its own expense pursuant to Exhibit "C."

         19.4 Uninsured Casualty. Should any or all of the improvements on the Premises be damaged or destroyed from any cause not covered (or required to be covered) by insurance required to be maintained under Paragraph 16.1 hereof in excess of twenty-five percent (25%) of its then-replacement value, then Tenant shall have the option to either

            (a) repair, restore and rebuild said improvements on the Premises to at least the condition existing immediately prior to such damage or destruction per the terms and conditions of Paragraph 19.1, above, or

            (b) demolish and remove the improvements and hydroseed the pad so that it is visually harmonious with the remainder of the Shopping Center.

         In the event of such an uninsured casualty so that Tenant has the option under Subparagraphs 19.4(a) and (b), above, following its exercise of such option Tenant may assign or sublet the Premises in accordance with Paragraph 17.2, above, and unless and until Tenant re-opens under the use set forth in Paragraph 10 of the Lease Summary, Tenant may assign or sublet the Premises under Paragraph 17.2 without being limited to the use set forth in Paragraph 10 of the Lease Summary (notwithstanding anything to the contrary in Paragraph 17.2); provided, however, that such other use may not be in conflict with the Declaration, any then-existing uses at the Shopping Center, or with any exclusives granted for the Shopping Center.

         19.5 No Abatement of Rent. Notwithstanding the partial or total destruction of the Premises or any part thereof, and notwithstanding whether or not the casualty is insured, there shall be no abatement of Rent or any other obligation of Tenant hereunder by reason of such damage or destruction (unless Landlord recaptures the Premises as permitted under Paragraph 19.1).

                                   ARTICLE 20
                                 EMINENT DOMAIN

         20.1 Termination. If the whole of the Premises shall be taken under power of eminent domain (or by deed in lieu of condemnation), this Lease shall automatically terminate. If any portion of the total square footage of the Premises is so taken under the power of eminent domain (or by deed in lieu of condemnation), and such partial taking reasonably may be construed to render the remainder of the Premises unsuitable for Tenant's business, this Lease may be terminated by Tenant by written notice given within thirty (30) days after such taking, in either case such termination to be effective as of the date possession is taken by the condemning authority. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, except to the extent of any unamortized construction costs of the Building which were paid by Tenant at its own expense pursuant to Exhibit "C"; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award specifically made to Tenant for goodwill and relocation benefits. Any liability of Tenant to Landlord having already accrued under this Lease shall survive its early termination, as aforesaid.

         20.2 Partial Taking. In the event of a partial taking of the Premises under the power of eminent domain (or by deed in lieu of condemnation) which does not result in a termination of this Lease, if such taking materially and adversely impacts access to or from or visibility of the Premises, the Fixed Rent shall be equitably adjusted to reflect any diminution in business revenue incurred by Tenant as a direct result of the partial taking. Landlord and Tenant hereby waive the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court, or any right either may have, to terminate this Lease in the event of a partial taking of the Premises.

         20.3 Temporary Taking. No temporary taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to any abatement of Rent hereunder. Any award made to Tenant by reason of any such temporary taking shall belong entirely to Tenant, and Landlord shall not be entitled to share therein.

         20.4 Taking of Common Areas.

            (a) If any part of the Common Areas is taken by condemnation, this Lease shall remain in full force and effect, except that if twenty-five percent (25%) or more of the parking in the Common Areas required for Tenant's customers is taken by condemnation, either party shall have the right to terminate this Lease pursuant to this paragraph. If a party elects to terminate this Lease, it must terminate pursuant to this paragraph by giving notice to the other party within thirty (30) days after the nature and the extent of the taking have been finally determined. The party terminating this Lease also shall notify the other party of the date of termination, which date shall not be earlier than thirty
(30) days or later than ninety (90) days after the terminating party has notified the other party of its election to terminate; except that this lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination designated in the notice from the terminating party. Any liability of Tenant to Landlord having already accrued under this Lease shall survive its early termination, as aforesaid. If this Lease is not terminated within the thirty-day period, it shall continue in full force and effect.

            (b) Except as provided in Paragraph 20.2, unless this Lease is terminated pursuant to the terms hereof, there shall be no abatement of Rent as a result of any taking under the power of eminent domain.

                                ARTICLE 21
                            SIGNS AND AUCTIONS

         21.1 Signage. Provided Tenant complies with the City of Westminster's conditions of approval, the Declaration and the Lease, Tenant may have its sign "can" placed on each side of the pylon sign for the Shopping Center. Tenant's position on the pylon shall be immediately below the panel for the tenant occupying "Major A" on the Site Plan and Tenant's sign "can" shall be of a size based upon the relative square footage of the Premises compared to the square footage of the "Major A" tenant's premises. As provided in Article 4, Tenant shall pay its proportionate share of the cost of construction, installation, operation, maintenance and repair of the pylon sign; Tenant's proportionate share is the ratio, stated as a percentage, which the number of square feet in Tenant's panel bears to the total number of square feet of all panel area in the pylon sign, and is subject to adjustment. Except as set forth in Tenant's plans and specifications for the Building approved by Landlord pursuant to Exhibit "C," Tenant shall not place or suffer to be placed on the exterior of the Premises or any exterior door or wall or the exterior or interior of any window of the Premises any sign, awning, canopy, grates or other security devices, marquee, advertising matter, decoration, lettering or other thing of any kind without the prior written consent of Landlord, which consent shall not unreasonably be withheld or delayed. Any exterior signage so approved by Landlord shall be in accordance with the Declaration and sign criteria as set forth in Exhibit "C" hereto, and shall be installed, maintained and repaired at Tenant's sole cost and expense. Landlord hereby reserves the exclusive right to the use of the roofs and the exterior of the walls of the rest of the Shopping Center. Except as otherwise herein provided, Tenant shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant's business which cannot be seen from the exterior of the Premises. In this connection, Tenant acknowledges that the Premises are a part of a shopping center, and agrees that control of all signs and exterior appearance by Landlord is essential to the maintenance of anesthetic and commercial values in or pertaining to the Shopping Center. Tenant shall at all times during the term of this Lease, at its sole cost and expense, keep its window displays, signs and advertising devices adequately illuminated continuously during such days and hours as Tenant is required to be open for business herein and during such additional hours as Landlord may request, from time to time. Upon expiration or earlier termination of this Lease, all signage affixed to the exterior of the Premises or on any portion of the Shopping Center shall be surrendered in good condition and repair unless Landlord requires Tenant to remove same, at Tenant's expense, upon surrender of the Premises, and Tenant shall repair at Tenant's cost any damage occasioned by such removal.

         21.2 Auction or Sale. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or about the Premises or the Common Areas, whether said auction be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding.

                                   ARTICLE 22
                             DEFAULTS AND REMEDIES

         22.1 Default Defined. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

            (a) The failure by Tenant to pay any Rent or make any other payment required to be made by Tenant hereunder within three (3) days after Tenant's receipt of written notice from Landlord that any such payment is past due; provided, however, that notwithstanding the notice prerequisite for a default under this Subparagraph 22.1(a), Landlord shall be entitled to receive, as more particularly set forth in Paragraph 22.11, below, a late charge and interest at the Lease Rate on any payments not paid as and when due;

            (b) The abandonment (which is deemed to include absence from the Premises for more than ten (10) days while in default of any material provision of this Lease) or vacation (except to facilitate an assignment or subletting permitted pursuant to Article 17) of all or any portion of the Premises by Tenant;

            (c) Tenant's failure to adequately bond or cause to be released any mechanics' liens filed against the Premises within ten (10) days after the date same shall have been filed (unless Tenant contests such liens in accordance with Article 11);

            (d) The failure by Tenant to observe or perform any other provision of this Lease (including the Rules and Regulations attached hereto as Exhibit "B" and made a part hereof) to be observed or performed by Tenant, other than those described in Subparagraphs (a), (b) and (c) above, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently pursues the completion of same. Such thirty-day notice shall be in lieu of and not in addition to any notice required under
Section 1161 of the California Code of Civil Procedure;

            (e) The making by Tenant or Tenant's guarantor, if any, of a general assignment for the benefit, of creditors; the filing by or against Tenant, or Tenant's guarantor of a petition to have Tenant or Tenant's guarantor adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this lease, where possession is not restored to Tenant within thirty (30) days; the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or the failure or admission by Tenant or Tenant's guarantor of its inability, generally, to pay its debts as they become due;

            (f) Any attempted transfer, conveyance, assignment, hypothecation or subletting of this Lease, or any part thereof, otherwise than as expressly permitted hereunder; or

            (g) The failure of Tenant to timely complete and deliver to Landlord the Estoppel Certificate required in Article 34 hereof, the Subordination and Attornment Agreement required in Article 27 hereof, or any other documentation required hereunder.

         22.2 Remedies; Termination. In the event of any default by Tenant hereunder as set forth in Paragraph 22.1 hereof, and in addition to any other remedies available to Landlord at law, in equity or elsewhere under this Lease, all of which rights and remedies shall be cumulative, with the exercise of one or more rights or remedies not to impair Landlord's right to exercise any other right or remedy (and which may be exercised with or without legal process as then may be provided or permitted by the laws of the State of California), Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such election to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

            (a) the worth at the time of award of any unpaid Rent or other charges which had been earned at the time of such termination; plus

            (b) the worth at the time of award of the amount by which the unpaid Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

            (c) the worth at the time of award of the amount by which the unpaid Rent and other charges for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could reasonably be avoided; plus

            (d) any other amount necessary to compensate, Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease, or which in the ordinary course of things would be likely to result therefrom, including attorneys fees and costs; and

            (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the Lease Rate (as defined in Paragraph 22.11, below). As used in Subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The amount recoverable by Landlord pursuant to Subparagraph (d) above shall include, but is not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, preparing said Premises for reletting to a new tenant, accomplishing any repairs or alterations to the Premises for the purpose of such reletting, rectifying any damage thereto occasioned by the act or omission of Tenant, and any other costs reasonably necessary or appropriate to relet the Premises.

         22.3 Remedies; Re-entry. In the event of any such default by Tenant and termination of this Lease by Landlord, Landlord shall also have the right to re-enter the Premises and remove all persons and property from the Premises as provided in Paragraph 23.3. Tenant hereby waives all claims for damages that may be caused by Landlord's re-entering and taking possession of the Premises or removing and storing the property of Tenant as provided in Paragraph 23.3.

         22.4 Remedies; Non-termination and Collection of Rent. In the event Landlord elects not to terminate this Lease as provided in Paragraph 22.2 hereof, this Lease shall continue in full force and effect. In that event, Landlord may enforce all of its rights and remedies hereunder and at law, including the right to recover Rent and other charges as they come due. However, Tenant shall continue to have the right to possession of the Premises, and Tenant shall have the right to sublet the same with Landlord's written consent, which consent (for the purposes of this Paragraph 22.4) shall not unreasonably be withheld. Likewise for the abandonment by Tenant, no re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, nor shall it cause a forfeiture of Rent or other charges remaining to be paid during the balance of the term herein, unless a written notice of such intention to terminate be given to Tenant by Landlord.

         22.5 Intentionally Omitted.

         22.6 No Effect on Indemnification Obligation. Nothing in this Article 22 shall be deemed to affect or waive Landlord's rights to indemnification for liability or liabilities rising prior to termination of this Lease for personal injury or property damage under Paragraph 15.2 or any other indemnification provision contained in this Lease.

         22.7 Intentionally Omitted.

         22.8 Landlord's Default. Landlord shall not be deemed in default hereunder unless Tenant shall have given Landlord written notice of such default specifying such default with particularity, and Landlord shall thereupon have thirty (30) days in which to cure any default unless such default cannot reasonably be cured within such period, in which case Landlord shall not be in default if it commences to cure the default within the thirty (30) day period and diligently pursues the completion of same.

         22.9 Limitation on Recourse. If Landlord is in default of this Lease and, as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Shopping Center, other improvements and land of which the Premises are part, and out of rent or other income from the Shopping Center receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center.

         22.10 Notice to Mortgagees and Others. Should Landlord fail to observe or perform any of the covenants or conditions contained in this Lease and, before taking any action asserting the right to terminate this Lease (whether or not Tenant actually has such a right under this Lease), Tenant shall give written notice to all ground lessors, mortgagees and/or beneficiaries of deeds of trust (collectively "lenders") under instruments recorded against the Shopping Center or any part thereof and/or of which Tenant has received written notice, setting forth the nature of Landlord's default. Such lenders shall have a reasonable period of time to cure the default and perform any act which may be necessary to prevent the forfeiture of this Lease. All payments made, and all acts performed by such lenders in order to cure, shall be effected to prevent a forfeiture of the rights of Landlord under this Lease and a termination of this Lease, as if the payments and acts were performed by Landlord instead of by the lenders. If the lenders cannot reasonably take the action required to cure Landlord's default without terminating or foreclosing Landlord's interest and acquiring possession of the Shopping Center, the time within which the default must be cured to avoid a termination or forfeiture of the Lease shall be extended to include the period of time reasonably required for such lenders to obtain possession and to effect a cure with due diligence, provided such lenders give Tenant a written undertaking to cure the default. In the absence of the lenders' express written consent, such an undertaking by the lenders shall not be considered an assumption by the lenders of Landlord's other obligations under the Lease, and Landlord shall remain solely liable for the performance of all terms, covenants and conditions of the Lease both prior and subsequent to the lenders' exercise of any right to cure or related remedy. A lender's exercise of any right to cure or related remedy shall not in any way constitute a cure or waiver of a breach or default under a ground lease, note, mortgage, deed of trust, or any other instrument given as security.

         22.11 Remedies; Interest and Late Charges. Any payment not made when due shall bear interest at that fluctuating rate (the "Lease Rate") equal to the discount rate announced from time to time by the Federal Reserve Bank of San Francisco plus 500 basic points, or the maximum amount allowed by law, whichever is less. Any payment of Rent not paid when due shall be subject to a late charge of Two Hundred Fifty Dollars ($250) or five percent (5%) of the rent then due and payable, whichever is more, to reimburse Landlord for its administrative costs and expenses in notating and processing such late payment. Such late charge will not limit Landlord's right to recover its actual costs of collection or the exercise of its remedies under this Lease, at law or in equity, in the event of a default, which costs Tenant agrees to pay upon demand. The provisions of this Paragraph 22.11 shall apply regardless of whether or not the Landlord has declared a default by Tenant under this Lease.

                                   ARTICLE 23
                   SURRENDER OF PREMISES; REMOVAL OF PROPERTY

         23.1 No merger. The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination thereof, shall not work a merger, and shall at the option of Landlord operate as an assignment to it of any or all subleases or subtenancies affecting the Premises. Furthermore, no termination of any ground lease or master lease shall work a merger and shall, at the option of the ground lessor or master lessor, operate as an assignment of any subleases or subtenancies.

         23.2 Condition Upon Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in broom-clean condition, free of all refuse, trash and garbage, and in as good order and condition as the same were in at the Commencement Date or as the same thereafter may be improved by Landlord or 3, reasonable wear and tear excepted. Tenant shall, without expense to Landlord, prior to expiration (or earlier termination not due to a Tenant default), remove or cause to be removed from the Premises all Tenant's Property (as that term is defined in Paragraph 12.1) and all similar articles of any other persons claiming under Tenant (unless Landlord exercises its option to have any subleases or subtenancies assigned to it), and Tenant shall fully repair all damage to the Premises resulting from such removal. In the event of termination prior to the expiration of the term hereof, Tenant shall nevertheless remove Tenant's Property from the Premises in the manner aforesaid within sixty (60) days after receipt of written direction to do so form Landlord, provided that Tenant shall remain liable for Rent for the Premises until the completion of such removal. Notwithstanding the foregoing, Tenant may remove the heating, ventilation, and air conditioning units, plumbing fixtures and the floor coverings in the Premises only if directed in writing to do so by Landlord, in which event Tenant shall do so and shall repair all damage to the Premises resulting from such removal. In the event Tenant shall fail to remove any of Tenant's Property as provided herein, Landlord may, but is not obligated, at Tenant's expense, to remove all of Tenant's Property as provided in Paragraph 23.3. Tenant shall not be entitled to remove any items paid for by Landlord.

         23.3 Removal of Property Upon Re-entry. Whenever Landlord shall re-enter the Premises as provided in this lease, any Tenant's Property and any other personal property belonging to Tenant (or any person claiming through or under Tenant) and not removed by Tenant (or such person claiming through or under Tenant) upon the expiration of the term of this Lease (or upon a judicial determination that the Tenant's right to possession of the Premises is terminated by reason of Tenant's default) shall be considered abandoned (provided, however, that Tenant may have up to sixty days to remove such property if Tenant pays to Landlord, upon such judicial termination, Rent for such time period). Landlord shall give Tenant whatever notice may legally be required of its right to reclaim any abandoned property (currently, California Civil Code Section 1980 et seq.) and may thereafter remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expenses of such sale, including attorneys' fees and costs actually incurred; second, to the payment of the cost or charges for storing any such property; third, to the payment of any such sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof plus interest at the Lease Rate; and fourth, the balance, if any, to Tenant.

         23.4 Tenant's Right to Remove Property. All of Tenant's Property (as defined in Paragraph 12.1) shall remain the property of Tenant and, subject to the provisions of Paragraph 23.2, may be removed by Tenant at any time during the term, provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal.

                                   ARTICLE 24
                                ATTORNEYS' FEES

         24.1 Litigation Between the Parties. In the even suit is brought to enforce or interpret any part of this Lease, the prevailing party shall be entitled to recover, as an element of its costs of suit, and not as damages, reasonable attorneys' fees and costs incurred therein, and in any appeal in connection therewith, to be fixed by the court. The "prevailing party" shall be entitled to recover its costs of suit (whether or not allowable under California Code of Civil Procedure Section 1033.5) whether or not the suit proceeds to final judgment. No sum for attorneys' fees and costs shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees and costs. The prevailing party shall further be entitled to recover all costs and fees incurred in connection with the enforcement of any judgment or order issued in connection with such litigation (including without limitation attorneys' fees, Marshall fees, garnishment, third party examination, levy fees and costs, bankruptcy-related fees and costs, and post-judgment motions), and this provision shall not merge with such judgment and shall survive the entry thereof. Any judgment entered in such action shall contain a specific provision providing for the recovery of such fees and costs incurred in enforcing such judgment.

         24.2 Litigation with Third Parties. Should Landlord, for any reason other than its exclusive gross negligence or willful misconduct, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license, assignment or sublease of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act, omission or transaction of Tenant or of any such other person, Tenant covenants, at Landlord's election and upon written tender of defense, to defend (with legal counsel of Landlord's choosing) and to save and hold Landlord harmless from any liability and any judgment rendered against Landlord or the Premises or the Shopping Center or any part thereof, including, without limitation, all costs and expenses (including attorneys' fees and costs), incurred by Landlord in connection with such litigation, plus interest at the Lease Rate.

                                   ARTICLE 25
                                     WAIVER

         The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition as to any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance or payment of Rent hereunder by Landlord or Tenant, as the case may be, shall not be deemed to be a waiver of any preceding breach by the other of any term, covenant or condition of this Lease (other than the failure of Tenant to pay the particular Rent so accepted) regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such Rent.

                                   ARTICLE 26
                                  HOLDING OVER

If Tenant holds over after the expiration of the term (as defined in Article
28), with or without the express or implied consent of Landlord, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case Rent shall be payable in an amount equal to twice the amount payable by Tenant during the last month of the term hereof pursuant to and at the times specified in Articles 3, 4 and 5 herein, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 26 shall be construed as a consent by Landlord to any holding over by Tenant, or as relieving Tenant from liability for any damages which such holding over may cause Landlord, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in Article 23 herein forthwith upon the expiration or other termination of the term of this Lease.

                                   ARTICLE 27
                  SUBORDINATION, ATTORNMENT AND NONDISTURBANCE

         This Lease is subject and subordinate to all ground or master leases, mortgages, and deeds of trust which now affect the Premises and the Shopping Center, and to all renewals, modifications, consolidations, replacements, and extensions thereof. If the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees promptly to execute, acknowledge, and deliver any and all documents or instruments which Landlord or such lessor, holder, or holders deem necessary or desirable for purposes thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or master leases, mortgages or deeds of trust which may hereafter be executed covering the Premises and/or the Shopping Center, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. Tenant agrees, within ten (10) business days after Landlord's written request therefor to execute, acknowledge, and deliver any and all documents or instruments requested by Landlord that do not materially diminish or impair Tenant's rights or materially increase Tenant's obligations or duties under this Lease and that are necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust, or leasehold estates; provided, however, the foregoing provisions with respect to such election of subordination by Landlord shall not be effective unless and until after the owner or holder of any such mortgage, deed of trust, or the lessor under any such leasehold estate shall execute with Tenant a nondisturbance agreement reasonably acceptable to Tenant under which such owner, holder, or lessor shall agree, in the event of termination of such leasehold estate or upon the foreclosure of any such mortgage or deed of trust, that Tenant's quiet enjoyment of the Premises will not be disturbed so long as Tenant pays Rent and observes and performs all of the obligations under this Lease to be observed and performed by Tenant. Tenant's failure to deliver such a document or instrument of subordination within such ten (10) business day period, if required, shall at the option of Landlord constitute a material breach or default under this lease; provided, however, that Tenant shall have such additional time to respond following such 10-business day period as may be reasonably necessary under the circumstances to negotiate the specific terms of any such subordination, non-disturbance and attornment agreement). Notwithstanding anything to the contrary set forth in this Article 27, Tenant hereby attorns and agrees to attorn to any Person (as that term is defined in Article 28) purchasing or otherwise acquiring the Shopping Center or the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers, or remedies under such mortgages, or deeds of trust, or ground or underlying leases, at their option, as if such Person had been named as Landlord herein; provided, however, that the owner or holder of any such mortgage or deed of trust or the lessor under any such leasehold estate shall have executed with Tenant a non-disturbance agreement under which such owner, holder or lessor has agreed, in the event of termination of such leasehold estate or upon the foreclosure of any such mortgage or deed of trust, that Tenant's quiet enjoyment of the Premises will not be disturbed so long as Tenant pays Rent and observes and performs all the obligations under this Lease to be observed and performed by Tenant, it being intended hereby that if this Lease is terminated, cut-off or otherwise defeated by reason of any act or actions by the owner or holder of any such mortgage or deed of trust or the lessor under any such leasehold estate, then, subject to the execution and delivery of said non-disturbance agreement, this Lease shall continue in full force and effect.

                                   ARTICLE 28
                                  DEFINITIONS

         The following words and phrases shall have the following meanings:

            (a) The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If more than one person executes this Lease as Tenant, (i) each of them is jointly and severally liable for the keeping, observing and performing of each and all of the obligations hereunder imposed upon Tenant and (ii) the act or notice from, or notice or refund to, or the signature of, any one or more of them with respect to the tenancy of this Lease shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

            (b) Unless otherwise specified: whenever the term "day(s)," "month(s)" or "year(s)" is used herein, it shall refer to calendar day(s), month(s) or year(s) (as the case may be).

            (c) Whenever the words "term," "lease term" or "term of this Lease" are used herein, it shall refer to the term of this Lease and any prior exercised extensions and renewals thereof.

            (d) "Consent" shall mean the prior written consent of a party, which may not be unreasonably withheld or delayed unless expressly indicated to the contrary.

            (e) "Landlord's Agent" means any officer, director, servant or employee of Landlord or of any affiliate (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of Landlord.

            (f) "Parent" shall mean any Person who owns more than 50% of the equity or beneficial interest of any other Person.

            (g) "Person" shall mean any one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, limited liability companies, trusts, estates, associations, joint ventures, and any other combination of human beings and/or legal entities.

            (h) "Tenant Agent" shall mean any officer, director, servant, employee, agent, contractor, licensee, assignee, invitee or guest of Tenant, and "tenant agent" shall have the same meaning but with respect to any other tenant in the Shopping Center.

            (i) "Events of delay" shall mean strikes, lockouts, labor disputes, power outages, riots, restrictive governmental laws and other events beyond the control of Landlord or Tenant.

                                   ARTICLE 29
                       HEIRS AND ASSIGNS/TIME OF ESSENCE

            Subject to the provisions of Article 17 above, this Lease is intended to and does bind and accrue to the benefit of the heirs, executors, administrators, successors, and assigns of any and all of the parties hereto. Time is of the essence of this Lease.

                                   ARTICLE 30
                                 INTERPRETATION

         30.1 Severability. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         30.2 Integration. This Lease along with any exhibits and attachments or other documents affixed hereto or referred to herein constitutes the entire and exclusive agreement between Landlord and Tenant relative to the Premises herein described. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements and understandings relative to the leasing of the Premises are superseded by this Lease.

         30.3 Amendment. This Lease may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant and making specific reference to this Lease.

         30.4 Section Headings. The headings included in this lease re for convenience only, and shall not be used to interpret this Lease.

         30.5 Intentionally Omitted.

         30.6 Lease Draftsman. This Lease was negotiated between the parties and their respective counsel and professional advisors, and the parties agree that such provisions shall be interpreted without reference to the draftsman of the lease or any portion thereof, because this Lease is a product of all their efforts.

                                   ARTICLE 31
                          RIGHT OF LANDLORD TO PERFORM

         All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in Article 22 above, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the Lease Rate form the date of such payment by Landlord until the date paid in full by Tenant, shall be payable to Landlord within ten (10) days of demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

                                   ARTICLE 32
                                    NOTICES

         Unless otherwise specified, all notices which Landlord or Tenant may be required or may desire to be served on the other shall be in writing and may be served, as an alternative to personal service, by mailing the same by registered or certified mail, return receipt requested, postage prepaid, or by "Federal Express" or other overnight air courier service, free prepaid, addressed to Landlord at the address for Landlord set forth in the Lease Summary, and to Tenant at the address for Tenant set forth in the Lease Summary, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing. Any such notice shall only be deemed to have been given for purposes of this Lease at the time such writing is personally delivered or, in the case of certified or registered mailing thereof, upon actual receipt or the date of refusal to accept such mailing, or on the first business day after deposit with an overnight air courier service.

                                   ARTICLE 33
                                QUIET ENJOYMENT

         Landlord covenants and agrees that Tenant, upon paying the Rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the matters set forth in this Lease. Landlord shall not be liable for any acts of other tenants, their employees, invitees or customers or any other third party.

                                   ARTICLE 34
                              ESTOPPEL CERTIFICATE

         Tenant agrees at any time and from time to time upon not less than ten
(10) business days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), the dates to which the Fixed Rent, Additional Rent, and other charges have been paid in advance, if any, stating whether or not to the best knowledge of the signer of any such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and setting forth such other information as Landlord may reasonably request; it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Premises or any interest of Landlord therein, or any prospective mortgagee thereof or any prospective assignee of any mortgagee thereof or any prospective master or ground lessor. In the event that Tenant fails to return such estoppel certificate in accordance with the above, then Tenant shall be in default hereunder pursuant to Article 22; and at Landlord's option, the copy of the estoppel certificate as delivered to Tenant for execution shall be deemed to be correct and may be relied upon.

                                   ARTICLE 35
                                   AUTHORITY

         If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with a duly adopted resolution of the Board of Directors of such corporation or in accordance with the bylaws of such corporation, and that this Lease is binding upon such corporation in accordance with its terms. If Tenant is a partnership or joint venture, each individual executing this Lease on behalf of said partnership or joint venture represents and warrants that he or she is duly authorized to executive and deliver this Lease on behalf of such partnership or joint venture in accordance wit the partnership or joint venture agreement of such partnership or joint venture, and that this Lease is binding upon such partnership or joint venture in accordance with its terms. If Landlord is a limited liability company, each individual executing this Lease on behalf of such entity represents that he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with the articles of organization and the operating agreement of such entity and that this Lease is binding on such entity in accordance with their terms.

                                   ARTICLE 36
                                    BROKERS

         Landlord and Tenant each hereby represent and warrant to the other that it has had no dealings with any real estate broker, agent or finder in connection with this lease other than as specified in Paragraph 12 of the Lease Summary, and knows of no real estate broker, agent or finder who is entitled to a commission or finder's fee in connection with this Lease other than as specified in Paragraph 12 of the Lease Summary. Landlord and Tenant shall each bear the cost of their respective brokers. Landlord and Tenant hereby each indemnify, hold harmless, and shall defend the other against either's breach of its representation and warranty.

                                   ARTICLE 37
                            ACCORD AND SATISFACTION

         37.1 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in the Lease provided.

         37.2 Application of Payments. In the event Tenant submits a payment of less than the total combined amount of all payments required under this Lease, then Landlord shall have the option to credit said payment towards any of said items it so desires, notwithstanding any specification of Tenant.

                                   ARTICLE 38
                             LANDLORD RESERVATIONS

         Landlord reserves the right from time to time in Landlord's sole and absolute discretion:

            (a) to make changes to the structure, location, size and configuration of the Common Areas, and to grant exclusive licenses and/or leases with respect to the use of and/or occupancy of any portions of the Common Areas.

            (b) To close temporarily any of the Common Areas for maintenance purposes or to construct additional improvements or to demolish existing improvements, so long as reasonable access to the premises remains available in the Common Areas;

            (c) To expand or contract the Shopping Center by adding buildings and improvements or demolishing buildings and improvements, even though such additions or deletions may vary the availability of parking spaces within the Common Areas or to change street entrances to the Shopping Center.

            (d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to buildings in the Shopping Center, or any portion thereof;

            (e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Shopping Center as Landlord may, in its sole discretion, deem to be desirable and appropriate;

            (f) To establish, promulgate and enforce rules and regulations concerning the Shopping Center, in addition to those already adopted and attached as Exhibit "B" hereto, for the proper and efficient management, operation, maintenance and use thereof, or in order to comply with new or superseding governmental laws, rules or regulations. Such Rules and Regulations may be canceled, changed, modified and/or supplemented from time to time by Landlord. Upon dissemination of the same to Tenant, such Rules and Regulations shall be deemed fully incorporated herein, and a breach of the same by Tenant shall constitute a default hereunder. Landlord agrees to enforce the Rules and Regulations without discrimination and impartially among all tenants similarly affected. However, in the event of any disagreement or inconsistency between the Rules and Regulations and this Lease as interpreted without such incorporation, the Lease as so interpreted shall control;

            (g) To use portions of the Common Areas for carnival-type shows, rides and entertainment, outdoor shows, displays, automobiles and other product shows, the leasing of kiosks and other uses which, in Landlord's sole judgment, tend to attract the public or benefit the Shopping Center in any way;

            (h) To use the Common Areas for advertising purposes and (subject to Article 21) to move or remove any signage at any time; and

            (i) To change the name of the Shopping Center.

                                   ARTICLE 39
                               LENDER'S APPROVAL

         The Lease is subject to the approval of all mortgagees and master on ground lessors having such approval rights, and if any such entity disapproves of this Lease within twenty (20) days after the execution hereof, Landlord shall have the right to cancel this Lease, without any liability whatsoever, by written notice of cancellation given to Tenant within ten (10) days after the execution of this Lease, this Lease shall continue in full force and effect. The delivery of a recognition and non-disturbance agreement signed by the Master Landlord and mortgagee, if any, may serve as evidence of their respective approvals of this Lease.

                                   ARTICLE 40
                       HAZARDOUS OR INFECTIOUS SUBSTANCES

         40.1 Covenants of Tenant Regarding Hazardous or Infectious Substances. Tenant represents, warrants and covenants as follows:

            (a) No "Hazardous Substance" (as defined hereinbelow) will be brought upon, used kept or stored in, on, about or under the Premises or anywhere else in the Shopping Center by Tenant, its agents, representatives, employees, contractors or invitees, without the prior written consent of Landlord satisfaction that such Hazardous Substance is necessary or useful to Tenant's business and will be brought upon, used, kept and stored in a manner which complies with all "Environmental, Health and Safety Requirements" (as defined hereinbelow) regulating such Hazardous substance, and with the highest standards prevailing in the industry for such Hazardous Substance). Notwithstanding this restriction, Tenant may bring, use, keep, and store in the Premises merchandise and supplies customarily used and found in other Eagle Hardware and Garden stores that would otherwise fall within the description of Hazardous Substances, provided that any such items that would be classified as a Hazardous Substance may be brought upon the Premises, and used, kept, and stored only in a manner which complies with all Environmental, Health and Safety Requirements and with the highest standards prevailing in the industry for such Hazardous Substance.

            (b) If any Hazardous Substance is brought upon, used, kept or stored in, on, about or under the Premises or Shopping Center by Tenant, then Tenant shall do so in a manner which complies with all Environmental, Health and Safety Requirements regulating such Hazardous Substance and with the highest standards prevailing in the industry for such Hazardous Substance. Without limiting any of the other obligations of Tenant set forth in this Lease, Tenant shall, at its own cost and expense, procure, maintain in effect and comply with all conditions and requirements of any and all permits, licenses and other governmental and regulatory approvals or authorizations required under any Environmental, Health or Safety Requirement in connection with the bringing, use, keeping and storage of such Hazardous Substance in, on, about or under the Premises or Shopping Center. Tenant shall submit to Landlord copies of all such permits, licenses, or other governmental or regulatory approvals or authorizations within five (5) business days of its receipt thereof.

            (c) Upon written demand by Landlord in any instance in which the presence of any Hazardous Substance on the Premises or in the Shopping Center was caused or permitted by Tenant without Landlord's prior written consent, Tenant shall promptly remove and dispose of the same at Tenant's sole cost and expense and in compliance with all applicable Environmental, Health and Safety Requirements. If the presence of any Hazardous Substance in, on, about or under the Premises or Shopping Center caused or permitted by Tenant results in an contamination of the Premises or Shopping Center or the surrounding environment, Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises or Shopping Center or the surrounding environment to the condition existing prior to such contamination (the "Remediation"); provided, however, that Tenant shall not undertake any Remediation without first providing Landlord with written notice thereof and obtaining Landlord's approval therefor. Tenant shall carry out any remediation in a manner which will minimize the impact on the businesses conducted by other tenants in the Shopping Center and in a manner which complies with all Environmental, Health and Safety Requirements. Further, Tenant shall not undertake any Remediation, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Substance in any way connected with the Premises or Shopping Center without first notifying

Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

            (d) Upon the expiration or early termination of the term of this Lease, Tenant shall cause to be removed from the Premises or Shopping Center, as appropriate, all Hazardous Substances brought upon, used, kept or stored in, on, about or under the Premises or Shopping Center by Tenant, as well as all receptacles or containers therefor, and shall cause such Hazardous Substances and such receptacles or containers to be stored, treated, transported and/or disposed of in compliance with all applicable Environmental, Health and Safety Requirements. Any Hazardous Substances or receptacles or container therefor which Tenant causes to be removed from the Premises or Shopping Center shall be removed solely by duly licensed haulers and transported to and disposed of at duly licensed facilities for the final disposal of such Hazardous Substances and receptacles or containers therefor. Tenant shall deliver to Landlord copies of any and all manifests and other documentation relating to the removal, storage, treatment, transportation and/or disposal of any Hazardous Substances or receptacles or containers therefor reflecting the legal and proper removal, storage, treatment, transportation and/or disposal thereof. Tenant shall, at its sole cost and expense, repair any damage to the Premises or Shopping Center resulting from Tenant's removal of such Hazardous Substances and receptacles or containers thereof. Tenant's obligation to pay Fixed Rent and all other charges shall continue until such removal by Tenant has been completed to Landlord's satisfaction, notwithstanding the expiration or early termination of the term of this Lease.

            (e) Tenant shall, from time to time, execute such affidavits, certificates or other documents as may be requested by Landlord concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances in, on, about or under the Premises or Shopping Center. Further, each year throughout the term of this Lease, on the anniversary date hereof, Tenant shall deliver to Landlord a letter stating that during the preceding year Tenant has complied with the provisions of this Article 40 or, if Tenant has not so complied, a letter setting forth the details concerning its noncompliance.

            (f) Tenant shall notify Landlord in writing immediately upon becoming aware of: (i) any enforcement, cleanup, remediation or other action threatened, instituted or completed by any governmental or regulatory agency or private person with respect to the Premises or Shopping Center relating to Hazardous Substances; (ii) any claim threatened or made by any person against Tenant or the Premises or Shopping Center for personal injury, property damage, other losses, contribution, cost recovery, compensation or any other matter with respect to the Premises or the Shopping Center relating to Hazardous Substances;
(iii) any reports made by or to any governmental or regulatory agency with respect to the Premises or Shopping Center relating to Hazardous Substances, including without limitation any complaints, notices or asserted violations in connection therewith; and (iv) any other information with respect to the Premises or Shopping Center relating to Hazardous Substances. Further, Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other documents relating in any way to the foregoing.

            (g) Landlord and its agents and representatives shall have the right to communicate, verbally or in writing, with any governmental or regulatory agency or any environmental consultant on any matter with respect to the Premises or Shopping Center relating to Hazardous Substances. Landlord shall be entitled to copies of any and all notices, inspection reports or other documents issued by or to any such governmental or regulatory agency or consultant with respect to the Premises or Shopping Center relating to Hazardous Substances.

         40.2 Indemnification. If Tenant breaches any of its covenants or obligations in this Article 40, or if the presence of Hazardous Substances on the Premises or Shopping Center caused or permitted by Tenant results in contamination of the Premises or Shopping Center, or if contamination of the Premises or Shopping Center by hazardous Substances otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, or if any lender or governmental agency requires an investigation to determine whether there has been any contamination of the Premises or Shopping Center, then, Tenant shall indemnify, defend and hold harmless Landlord, any subsidiary or other affiliate of Landlord, and any director, officer, shareholder, employee, agent, attorney or partner of any of the foregoing, from any and all claims, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises or Shopping Center, damages for the loss or restriction on use of rental or useable space or of any other amenity of the Premises or Shopping Center, damages arising from any adverse impact on marketing of space in the Premises or Shopping center, other consequential damages and sums paid in settlement of clams, attorneys' fees, consultants' fees and experts' fees) which arise during or after the term of this lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental or regulatory agency or any private person due to the presence of Hazardous Substances at the Premises or Shopping Center or in the soil or groundwater in, on, about or under the Premises or Shopping Center.

         40.3 Inspection. If Tenant breaches its covenants or obligations in this Article 40, or if the presence of Hazardous Substances on the Premises or Shopping Center caused or permitted by Tenant results in contamination of the Premises or Shopping Center, or if contamination of the Premises or Shopping Center by Hazardous Substances otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, or if Landlord, any lender or governmental agency requires an investigation to determine whether there has been any violation of this Article 40, then, Landlord and its agents and representatives shall have the right, at any reasonable time and form time to time during the term of this Lease, to enter upon the Premises to perform monitoring, testing or other analyses, and to review any and all applicable documents, notices, correspondence or other materials which may be in the possession of Tenant. Further, Tenant shall be obligated to provide Landlord, within five (5) business days of Landlord's request therefor, with copies of all such applicable documents which may be in Tenant's possession but are not at the Premises. All costs and expenses reasonably incurred by Landlord in connection therewith shall become due and payable by Tenant upon Landlord's presentation to Tenant of an invoice therefor.

         40.4 Definition of Hazardous Substance. As used herein, the term "Hazardous Substance" shall mean any substance, material, waste, contaminant or pollutant determined by any local, regional, state or federal governmental agency, court, judicial or quasi-judicial body or legislative or quasi-legislative body pursuant to any Environmental, Health and Safety Requirement to be hazardous, toxic, infectious, radioactive, ignitable or flammable, corrosive, persistent or bioaccumulative, explosive, reactive or otherwise dangerous, including but not limited to crude oil and its fractions, including petroleum and petroleum products, gasoline and waste oil.

         40.5 Definition of Environmental, Health and Safety Requirement. As used herein, the term "Environmental, Health and Safety Requirement" shall mean any law, statute, ordinance, rule, regulation, order, judgment or decree promulgated by any local, regional, state or federal governmental agency, court, judicial or quasi-judicial body or legislative or quasi-legislative body which relates to matters of the environment, health, industrial hygiene or safety.

         40.6 ANY AND ALL LIABILITIES ARISING FROM THE MANUFACTURING, GENERATION, HANDLING, USE, STORAGE, TREATMENT, TRANSPORTATION OR DISPOSAL OF HAZARDOUS SUBSTANCES PERFORMED OR CAUSED TO BE PERFORMED BY TENANT, OR ITS AGENTS, REPRESENTATIVES, EMPLOYEES, CONTRACTORS OR INVITEES, SHALL AT ALL TIMES REMAIN THE SOLE RESPONSIBILITY OF TENANT AND TENANT SHALL RETAIN ANY AND ALL LIABILITIES ARISING THEREFROM. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS ARTICLE 40, ANY ACT BY LANDLORD OR ITS AGENTS OR REPRESENTATIVES HEREUNDER SHALL NOT CONSTITUTE AN ASSUMPTION BY LANDLORD OF ANY OBLIGATIONS, DUTIES, RESPONSIBILITIES OR LIABILITIES OF TENANT HEREUNDER, INCLUDING WITHOUT LIMITATION TENANT'S COMPLIANCE WITH ANY ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENT, WHICH TENANT SHALL RETAIN UNDER ALL CIRCUMSTANCES AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AS PROVIDED HEREIN. FURTHER, NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS ARTICLE 40, EVEN THOUGH HAZARDOUS SUBSTANCES REMOVED, TRANSPORTED AND DISPOSED OF BY TENANT MAY ORIGINATE FROM THE PREMISES OR SHOPPING CENTER, TENANT SHALL REMAIN FULLY LIABLE FOR THEIR REMOVAL, TRANSPORTATION AND DISPOSAL AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AS PROVIDED HEREIN.

         40.7 Tenant's Liability. The representations, warranties, covenants, agreements and indemnities of Tenant set forth in this Article 40 shall survive the expiration or earlier termination of this Lease and shall not be affected by any investigation, or information obtained as a result of any investigation, by or on behalf of Landlord or any prospective lessee.

                                   ARTICLE 41
                               UTILITY RATIONING

         Tenant acknowledges that the Premises may become subject to the rationing of utility services, or restrictions on use. Notwithstanding any such rationing or restrictions on use of any such utility services, Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as are now or which may hereafter be imposed upon Landlord, Tenant, the Premises or the Shopping Center, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant further agrees to pay and discharge, prior to delinquency, any amount, tax, charge, surcharge, assessment, or imposition levied or assessed or imposed upon the Premises, or Tenant's use and occupancy thereof, or the utility services therein, or the delivery or use thereof, or as a result, whether directly or indirectly, of any such rationing or restrictions.

                                   ARTICLE 42
                                     TITLE

         Landlord is aware of no claims, rights, easements, or restrictions governing the Premises except for those listed on the Preliminary Title Report No. 8300033-MO7 issued by Chicago Title Insurance Company dated as of January 9, 1998 (the "Title Report"), a copy of which has been provided to Tenant. Landlord shall have no obligation to change, remove, alter, or add any items to record title to the premises (except for a short form memorandum of lease as provide in Article 43, below). Landlord and Tenant acknowledge and agree that the Declaration is in the process of being amended to provide for, among other things, Tenant's use of the Premises under this Lease. Such amendment shall be superior to the lien and charge of this Lease. Landlord shall be responsible for the cost of a CLTA leasehold policy of title insurance insuring title in the policy amount of $5,000,000, which policy shall be subject to all items reflected on the Title Report, the amendment to the Declaration, and any other such items caused to be of record by or on behalf of Tenant. If Tenant desires an ALTA policy, Tenant shall be responsible for the incremental premium cost and the cost of any additional survey (or supplement to Landlord's existing survey).

                                   ARTICLE 43
                               MEMORANDUM OF LEASE

         Landlord agrees to execute and deliver to Landlord a short form memorandum of this Lease which Tenant may record at Tenant's sole cost and expense. Upon recordation, Tenant shall deliver a recorder-stamped copy of such memorandum to Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall record at Tenant's sole cost and expense a termination or cancellation of such memorandum or such other documents reasonably required by Landlord to remove such Short Form Memorandum from record title.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Execution Date.

                                    LANDLORD:

                                    FF PROPERTIES, L.P.,
                                    a California limited partnership

                                    By:  Carnoustie, Inc.,
                                         a California corporation,
                                         General partner

                                    By:   [Illegible]
                                        -----------------------------
                                    Name:  /s/ James D. Vandever
                                          ---------------------------
                                    Title:  vice president
                                           --------------------------

                                    By:
                                        -----------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                           --------------------------

                                    TENANT:
                                    EAGLE HARDWARE & GARDEN, INC.,
                                    a Washington corporation

                                    By:  /s/ Richard T. Takata
                                        -----------------------------
                                    Name:   RICHARD T. TAKATA
                                          ---------------------------
                                    Title:  PRESIDENT & CEO
                                           --------------------------

                                    By:  /s/ Ronald P. Maccarone
                                        -----------------------------
                                    Name:  Ronald P. Maccarone
                                          ---------------------------
                                    Title:  EVP/C.F.O.
                                           --------------------------

                                  EXHIBIT "A"

                      WESTMINSTER GATEWAY SHOPPING CENTER

                          SITE PLAN OF SHOPPING CENTER

                                  EXHIBIT "A"

                                   [GRAPHIC]

                                 EXHIBIT "A-1"

                      WESTMINSTER GATEWAY SHOPPING CENTER

                                   TRACT MAP

                                  EXHIBIT "A-1"


                                    [GRAPHIC]

                                  EXHIBIT "A-2"

             WESTMINSTER GATEWAY SITE PLAN (COMMON AREAS IDENTIFIED)

                                  EXHIBIT A-2

                                   SITE PLAN


                                   [GRAPHIC]

                                  EXHIBIT "B"

                      WESTMINSTER GATEWAY SHOPPING CENTER

                             RULES AND REGULATIONS

1. Neither Tenant nor its employees shall use any roadway, walkway, or parking area except as a means of egress from or ingress to store areas or parking areas within the Shopping Center. Such use shall be in an orderly manner in accordance with directional or other signs or guides. Roadways shall not be used for parking or stopping, except as posted for the immediate loading or unloading of passengers.

2. The employees of Tenant shall not use any parking area, except for the parking of motor vehicles during the period of time they are in fact employees of Tenant. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places.

3. In connection with any use of the Common Areas, unless the Lease expressly provides otherwise, Tenant shall not, without the express prior written consent of Landlord (which may be withheld in Landlord's sole discretion): (a) vend, peddle, display, place or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever (except for sidewalk sales adjacent to Tenant's Premises); (b) exhibit any sign, placard, barrier, notice or other written material; (c) distribute any circular, booklet, handbill, placard or other material; (d) solicit membership in any organization except for membership in Tenant's business), group or association or contribution for any purpose; (e) parade, patrol, demonstrate or engage in any conduct that might tend to interfere with or impede the use (except as allowed herein) of the Common Areas by Landlord or any tenant or any employee or invitee of any tenant, or create a disturbance, attract attention or harass, annoy, or disparage business establishments within the Shopping Center; (f) deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvement or property situated within the Shopping Center; or (g) permit any portion of the Shopping Center to be utilized for lodging or care taking purposes.

4. Each Lot in the Shopping Center contains portions of the Common Areas, as shown on Exhibit "A-2," which Common Areas shall be maintained by Landlord in accordance with this Lease. All tenants in the Shopping Center (excluding the occupant of Lot 1 of the Shopping Center, currently Wal-Mart Stores, Inc.) are prohibited from making any alterations, additions, or improvements to any Common Areas, including the landscaping, located on their respective lots without the prior written consent of Landlord which may be withheld in Landlord's commercially reasonable judgment.

                                  EXHIBIT "C"

                      WESTMINSTER GATEWAY SHOPPING CENTER

                              CONSTRUCTION EXHIBIT

1. General. The building which is a part of the Premises ("Building") shall be constructed by Tenant in accordance with this Exhibit "C". The Building shall have an area of approximately one hundred thirteen thousand one hundred (113,100) square feet and shall be located within an area of real property consisting of approximately five hundred thousand (500,000) square feet (the "Premises"). The buildable "Pad", consisting of one hundred thirty-seven thousand five hundred and fifty (137,550) square feet, shall be deemed to include the area of the Premises containing the Building, a garden yard containing approximately twenty-four thousand four hundred and fifty (24,450) square feet, and sidewalks and landscaping at the perimeter of the Building. The Pad shall be located as outlined by the heavy-dashed line, which is also the approximate "Building Limit Line")as hereinafter defined), on Exhibit "D" Plot Plan attached to the Lease to which this Exhibit "C" is attached ("Lease"), subject to modification as provided for by the Lease. The following improvements are collectively referred to as the "Tenant Improvements" and to be constructed on the Pad by Tenant at its expense: the Building, garden yard, signage, trash enclosures, adjacent sidewalks, and landscaping (within the Building Limit Line), plus all improvements such as furniture, fixtures, equipment, trade fixtures, and other improvements necessary for Tenant's operations. For purposes hereof, the term "Building Limit Line" means the area outlined by the outside curb face of any building perimeter sidewalk; five (5) feet from all exterior walls, garden yard enclosures and truck wells (in the absence of a perimeter sidewalk); five (5) feet outside the vertical "drip" line of all canopies, roof overhangs and covered area roof lines; and the distance customarily allowed by standard industry practices and applicable building codes where any exterior walls are abutted by an adjoining building.

2. Exterior Design Approval. Landlord shall have the right to approve an exterior building design plan for the Tenant Improvements ("Exterior Design Plan"). Within seven (7) working days after the date of execution of the Lease, Tenant, at Tenant's sole cost and expense, shall cause to be prepared and delivered to Landlord for Landlord's approval three 93) copies of an Exterior Design Plan. The Exterior Design Plan and Tenant's Site Plan (MCG Architects, Eagle Hardware Site Study 2, version dated 01/12/98) are attached to the Lease as Exhibits "A-3" and "D" respectively. Landlord shall review the Exterior Design Plan within five
     (5) days after receipt from Tenant. Landlord's review shall be based upon, among other things, Landlord's determination, in Landlord's reasonable discretion, of the aesthetic compatibility of the Exterior Design Plan with the remainder of the Shopping Center. Tenant's exterior (internally illuminated) sign design (logo) and colors and other exterior building signs used typically by Tenant on a chain-wide basis shall be excluded from Landlord's Exterior Design Plan approval process (but shall nonetheless comply with all applicable governmental regulations and the Declaration). Should the Exterior Design Plan be disapproved by Landlord, Tenant, at its sole cost, shall make such changes Tenant is willing to make and resubmit the corrected Exterior Design Plan, to Landlord within five (5) working days following Landlord's notice of disapproval. If, following the same review process, Landlord fails to then approve the revised Exterior Design Plan, Tenant may at its option cancel the Lease or the foregoing process shall be repeated until the Landlord approves the Exterior Design Plan (or until Tenant cancels the Lease). The Exterior Design Plan, once approved, shall be referred to as the Final Exterior Design Plan.

3. Plans and Specifications. Tenant, at Tenant's sole cost and expense, shall cause to be prepared and delivered to Landlord for Landlord's review three (3) sets of complete working drawings and specifications for the Tenant Improvements in the form of reproducible prints. Such working drawings and specifications shall be in conformance with the Final Exterior Design Plan, and shall also be in conformance with the overall design and concept criteria established by the Landlord with respect to the Shopping Center. Such working drawings and specifications shall be prepared by a licensed architect and/or engineer and shall include drawings and specifications of such scope as to completely delineate the nature and extent of the Tenant Improvements. Technical specifications shall be prepared in accordance with A.I.A. and/or C.S.I. standard format(s). The working drawings and specifications shall also include final plans for all Pad landscaping and hardscaping per the design theme already approved by the City of Westminster. The following must be shown on the working drawings and specifications for the
     Building:

     a.   Concrete Slab

         i.    Locate any floor drains, restroom or other plumbing connections.

         ii. Locate any grease traps, floor safe, etc. requiring canouts in slab.

         iii. Indicate any particular finish to slab, e.g., smooth trowel finish, etc.

         iv. Indicate any slab depressions required for ceramic tiles, brick pavers, etc.

         v.    Indicate column pads, if any, and interior bearing footings.

         vi. Show any exterior wall footing. Show if any cold joints are required.

         vii.  Locate electrical floor outlets.

         viii. Indicate underslab sleeves and raceways, for special or future uses.

     b.  Electrical

         i. Show total connected load. Indicate size of panels to be required including sub-panel arrangements.

         ii.   Show any floor outlets and underground conduit.

         iii. Provide interior circuitry diagrams showing location of ceiling outlets and wall switches.

         iv.   Locate light fixtures.

         v. Indicate any motors or special circuits affecting the sub-panel or meter panel.

         vi.   EMT or rigid conduit must be employed. Romex is not permitted.

         vii.  Indicate safety switches if required.

         viii. Location of all electrical items on plans.

     c.  Plumbing

         i. Indicate any hot water equipment; show whether electric or gas, and indicate venting.

         ii.   Indicate any gas operated equipment, size of piping and vents.

         iii.  Note on plans any Health Department requirements.

         iv.   Locate sewer connection and cleanout, if required.

         v. Gas piping shall be located at roof height; indicate water lines underground or overhead.

     d.  Ceiling

         i. Indicate ceiling material, i.e., drywall, exposed wood, acoustical, etc.

         ii.   Indicate exposed or concealed grid, finish on exposed grid.

         iii.  Show direction of panels.

         iv.   Show fire clips.

         v.    Name, brand and pattern of inlay tiles.

         vi.   Indicate ceiling height above finish floor.

         vii. Show any track lights or requirement for special treatment of tiles.

     e.  Fire Sprinklers

         Indicate that sprinklers shall be per code.

     f.  Insulation

         Provide R-19 at ceiling line, R-11 in all perimeter walls or insulation so as to meet minimum code requirements, whichever is the higher R-value.

     g.  Air Conditioning

         Provide complete plans showing name, weight, and size of equipment as well as complete layout for distribution system.

     h.  Painting

         i.    Indicate special surface preparation.

         ii.   Provide color schedule per approved Final Exterior Design Plan.

     i.  Finish Carpentry

         Indicate any special treatment, pattern and milling number (if applicable).

     j.  Glass and Glazing

         i.    Specify if tempered, thickness, color, heat resistant, etc.

         ii.   If metal extrusions, show pattern number, finish.

         iii.  If wood, name material, detail the stops and other trim.

     k.  Floor Covering

         i.    Hard Floor-specify material and base.

         ii.   Carpet-specify carpet and pad (if applicable).

     l.  Ceramic Tile

         Name material, pattern, mastic or mud-set. If a Health Department requirement, show approval

     m.  Light Fixtures

         i.    Show any special requirements for installation.

         ii.   Indicate specific manufacture and brand name.

     n.  Utilities

         i. Indicate utilities within pad and coordinate locations with respective utilities for ultimate offsite utility services.

     o.  Signage

         Indicate locations and specifications of signage.

Landlord shall notify Tenant within ten (10) days of Landlord's receipt of such drawings and specifications of the respects, if any, in which such drawings and specifications fail to conform to the Final Exterior Design Plan or the overall design and concept criteria established by the Landlord with respect to the Shopping Center, and Tenant shall, at Tenant's cost and expense, within fifteen (15) days after receipt of such notification, make such revisions as Tenant is willing to make so that the Final Exterior Design Plan or the drawings and specifications conform to such concept criteria. The foregoing procedure shall be repeated until the drawings and specifications are reasonably in conformance satisfactory to Landlord; provided, however, that if Landlord disapproves Tenant's improvement plans more than once and Tenant thereafter declines to make the changes requested by Landlord, Tenant shall so notify Landlord in writing and Landlord shall have the option, exerciseable by written notice to Tenant within five (5) days after the date that Tenant informs Landlord that it will not further revise the drawings and specifications, to either withdraw its disapproval and allow Tenant to proceed, or to terminate the Lease by delivering a thirty (30) day written notice to Tenant. If Landlord fails to exercise its option, Landlord will be deemed to have withdrawn its disapproval and

     Tenant may proceed. Landlord shall initial and date one (1) set of the approved working drawings and specifications and return them to Tenant. The working drawings and specifications as approved by Landlord shall be referred to as "the Working Drawings and Specifications" or, in the alternative, shall be referred to as "Plans and Specifications". Tenant shall send to Landlord, at Landlord's cost and expense, one (1) reproducible set of the Working Drawings and Specifications.

4. Site Preparation by Landlord. Landlord shall tender possession to Tenant of the buildable Pad with all utilities required per the Plans and Specifications stubbed to the Building Limit Line at the locations identified on the Plans and Specifications. Landlord shall also be responsible for the construction of on-site improvements outside of the Building Limit Line (including site drainage to handle Tenant's surface water (roof and ground) drainage) and for all site fees related thereto (subject to Tenant's pro rata reimbursement in accordance with Section 4(c), below). Landlord shall have no further obligation to Tenant as to the condition of the Pad. Without limiting the generality of the foregoing, Tenant agrees that Landlord shall have no obligation to perform any further grading, demolition, compaction, or other site preparations other than is set forth in the Lease and this Exhibit "C", nor shall landlord have any further obligation with regard to the installation of any utilities or for the payment of any assessments, connection fees, usage fees or hook-up fees. Except as expressly set forth in this Lease, Landlord makes no representation or warranty of any kind, whether at the present time or at any time in the future, with regard to the condition of the Pad, the fitness or acceptability of the Pad for any particular purpose, the condition of the soil, the suitability of the Tenant Improvements to be placed upon the Pad, or the ability of the Pad to support the Tenant Improvements, all such representations and warranties, express or implied, whether by operation of law or otherwise, being hereby expressly disclaimed by Landlord, and Tenant assumes all risk, cost and expense with regard thereto. Without in any way limiting the generality of the foregoing, Tenant shall, upon commencing construction on the Pad, be deemed conclusively to have inspected and investigated the Pad and to have accepted the Pad in an "as is" condition.

a. Landlord's Site Improvements Necessary for Tenant to Commence Construction of the Tenant Improvements.

         (i) Access shall be provided to Tenant's Pad for construction purposes, but strictly in accordance with the routes identified on Exhibit "D-1" for construction traffic;

         (ii) Utilities shall be installed by Landlord to a point at the Building Limit Line for each utility as identified on the Plans and Specifications;

         (iii) Utility locations shall be staked and identified on the Pad, and shall be illustrated by Landlord on a copy of the Site Plan provided to Tenant; and

         (iv) Deliver the Pad to Tenant graded to within two-tenths (2/10) of one foot (1') of the finished grade elevation per Landlord's grading plan (which grading has already been completed) and at ninety percent (90%) compaction of the Pad in accordance with the soils report and the soils engineer of record, which report has been approved by the City of Westminster. To confirm such grading and compaction, and before Landlord may deliver the Pad to Tenant, Landlord must first provide Tenant with a Pad grading certification and as oils compaction certification and five
     (5) business days to reasonably approve or disapprove such certifications in writing. During such five (5) business days, and provided Tenant has first provided Landlord with its requisite insurance certificate as required by Paragraph 6b, below. Tenant may have access to the Pad to do such testing and inspections reasonably necessary to confirm the information in such certifications. If Tenant fails to give Landlord notice of approval or disapproval, Tenant shall be deemed to have approved the certifications and Lord may deliver the Pad to Tenant. If Tenant reasonably disapproves the certifications, Tenant shall state with specificity in its written notice of disapproval the condition that does not match the certification and Landlord shall promptly take all reasonable steps to correct the non-complying condition.

     b. Landlord's Site Improvements Necessary for Tenant to Open the Premises for Business. Substantial completion of all Common Areas or Site Improvements in and around the Premises, in accordance with the Site Plan as shown on Exhibit "A-2" and Exhibit "D" to the Lease, and applicable conditions to governmental approval of the Site Plan. Common Areas Improvements are all curbs, gutters, paving, striping, landscaping and irrigation systems, storm drainage, retaining walls, driveways, walkways, driveway aprons, and lighting facilities, Shopping Center driveway and landscaping. In no event shall Common Areas Improvements or Site Improvements include any curb face of sidewalks around the perimeter of Tenant's Building or any improvements within five (5) feet of all wall, yard enclosure, or canopy or roof overhang "drip" line of Tenant's Building, all of which shall be Tenant's sole responsibility. Upon Tenant's commencement of Tenant's Building construction, Tenant shall notify Landlord of Tenant's projected opening date so as to allow Landlord to schedule and timely complete Landlord's Site Improvements. Landlord shall use reasonable efforts to ensure that paved delivery truck access is available to the Premises at lease ninety (90) days before Tenant's projected opening and that the remainder of the Common Areas and Site Improvements are completed at lease thirty (30) days before Tenant's projected opening.

     c. Tenant Contribution to Site Improvements and Common Areas Improvements. Tenant shall pay to Landlord's Tenant's pro rata share of the cost of Site Improvements and Common Areas Improvements on the Premises in an amount equal to $4.00 per square foot of the Premises. Tenant shall pay Landlord its pro rata share within five (5) working days after receipt of written notice from the Landlord's confirming that the first permit for Tenant's construction of the Tenant Building is available to be issued.

5.   Pre-Construction Obligations of Tenant.

     a. Site Certification. Within seven (7) days after the last to occur of the date of the delivery of the possession of the Pad to the Tenant pursuant to Paragraph 4 hereof or the date of the approval of the Working Drawings and Specifications, Tenant shall cause, at its sole cost and expense, the corners of the Tenant Improvements to be set on the Pad by a licensed land surveyor. Tenant shall notify Landlord when the corners are set. Landlord shall confirm Landlord's acceptance of the corner staking in writing to Tenant. Notwithstanding anything to the contrary contained herein, Landlord shall not be liable to Tenant for any errors or omissions made in the setting of corners.

     b. Governmental Approvals of Plans and Specifications. Tenant shall, at its sole cost and expense, comply with all applicable laws, ordinances, governmental rules, regulations and permits pertaining to governmental approvals of the Working Drawings and Specifications. Tenant shall, within fifteen (15) days thereafter, cause the Working Drawings and Specifications to be revised to make such change and shall submit two (2) sets of such drawings and specifications, as revised, to Landlord. Landlord shall initial and date one (1) set of such Working Drawings and Specifications containing the revisions required by any governmental agency and return one set to Tenant. Within forty-five (45) days after receipt of all governmental approvals for Tenant's intended project, Tenant shall submit and apply for all requisite permits for Tenant's Improvements and diligently pursue the issuance of all such permits.

6.   Construction Contract and Commencement of Construction.

     a.   Construction Contract.

          (i) Tenant shall enter into a construction contract with a duly licensed contractor reasonably acceptable to Landlord for completion of Tenant's Improvements on the Premises. Landlord may require that any contractor is bondable with a surety satisfactory to Landlord in an amount sufficient to insure complete and timely construction of the Tenant Improvements and prompt payment of all labor and materials. No bond, however, shall be required.

          (ii) Tenant shall coordinate its construction on the Pad with other construction work being performed or to be performed by the Landlord on the Premises or elsewhere in the Shopping Center. Tenants shall ensure that its contractor will agree to cooperate with Landlord in coordinating all construction on the Premises and the Shopping Center. Tenant acknowledges that the Shopping Center will be in operation at the time of Tenant's construction and that Tenant may not interfere with the operation of the Shopping Center or of any of its tenants. Tenant's construction areas bordering the east, west, and north sides of the Pad and as delineated on Exhibit "D-1" to the Lease (the "Primary Construction Areas") shall be fenced in and Tenant shall endeavor to the greatest extent possible to minimize the impact of its construction on the operation of the Shopping Center. Tenant agrees to comply with the Primary Construction Areas made available to Tenant for the staging, storage, parking of construction vehicles, and the routes of access for all construction traffic, as well as for location of any field office or other facilities for contractor's personnel, all as delineated on Exhibit "D-1" to the Lease. Exhibit "D-1" also identifies certain additional parking areas outside of the Primary Construction Areas at the northern end of the Shopping Center and to the east of the Pad (which additional areas are collectively referred to as the "Tentative Additional Construction Areas") which, subject to Landlord's approval not to be unreasonably withheld or delayed, may also be used by Tenant on a limited, "as-needed" basis if the Primary Construction Areas prove to be insufficient for Tenant's staging and storing of construction materials, provided that such additional areas are, like the Primary Construction Areas, kept fenced and used so as to minimize the impact of its construction on the operation of the Shopping Center. Any areas which Tenant desires to use outside of the

     Primary Construction Areas and the Tentative Additional Construction Areas are subject to Landlord's prior written approval, which may be withheld in Landlord's sole and absolute discretion.

          (iii) Tenant's contractor and all subcontractors shall be licensed by the State of California and the County of Los Angeles for the work to be performed by such contractor or subcontractors and shall be required to perform all work in a thoroughly first class and workerlike manner in strict conformance with the Working Drawings and Specifications. Tenant's contractor and all subcontractors shall be required to obtain approval (as set forth in Paragraph 6a(ii), above) from Landlord for any space outside of the fenced Primary Construction Areas but in the Shopping Center generally, which is needed for storage, handling and moving of materials and equipment, as well as for location of any field office or other facilities for contractor's personnel (which approval, except as set forth in Paragraph 6a(ii) as to the staging, storage, and access routes delineated on Exhibit "D-1" to the Lease, may be withheld in Landlord's sole discretion). Parking of construction vehicles within the Shopping Center other than within the Primary Construction Areas shall be strictly prohibited, and access of such vehicles over the Shopping Center to and from the Primary Construction Areas shall be as directed by Landlord on Exhibit "D-1". Tenant's contractor or subcontractors shall be required to make appropriate arrangements with Landlord for temporary utility connections as may be available within the Shopping Center generally, and shall pay the cost of such connections, including the cost of maintenance and removal thereof, and shall pay all utility charges incurred. The construction contract shall also provide that the contractor and all subcontractors shall work in a cooperative spirit with Landlord's site work superintendent.

          (iv) Tenant's contractor and all subcontractors shall carry Workers Compensation Insurance covering all of their respective employees, as well as Commercial Liability Insurance, including replacement coverage property damage, and Comprehensive Automobile Liability Insurance. Tenant's contractor shall also carry Builder's All Risk Insurance. All such liability insurance shall provide single limit coverage of at least Two Million Dollars ($2,000,000) for Tenant's contractor (except for Worker's Compensation, which shall have limits as provided by law), and shall be in a form, and carried by companies, approved by Landlord. All insurance shall contain provisions prohibiting cancellation or reduction in coverage prior to the giving of at least thirty (30) days prior written notice to Landlord. All insurance shall name Tenant as the named insured and shall also name Landlord, Master Landlord, and Landlord's Lender (if any) as an additional insureds.

     b. Commencement of Construction. Prior to the commencement of any construction, Tenant shall provide Landlord with certificates of insurance evidencing insurance coverage required to be carried by Tenant under the terms of the Lease, and by Tenant and the contractor under the terms of this Exhibit "C". Thereupon, Tenant shall promptly commence construction of the Tenant Improvements pursuant to the provisions of the construction contract. Notwithstanding the fact that Landlord has completed the site preparation work described in Paragraph 4 hereof prior to the execution of the construction contract and the delivery of such insurance certificates, only after the delivery of such insurance certificates shall Tenant be entitled to have possession of the Pad and cause the construction of the Tenant Improvements to be located on the pad to be commended and completed by the contractor pursuant to the provisions of the construction contract.

7. Completion of Construction. Tenant shall diligently prosecute construction of the Tenant Improvements until completion. Within one hundred eighty (180) days after the commencement of construction of the Tenant Improvements (subject to delays caused by "force majeure" as defined below), Tenant shall cause the construction to be completed in strict accordance with the Plans and Specifications. Landlord shall have no obligation to Tenant with regard to the design, quality of construction, utility, or otherwise, of the Plans and Specifications, or any modifications thereto or deviations therefrom, nor shall Landlord have any obligation to construct the Tenant Improvements, or any portion thereof.

8. Damage During Construction. Tenant acknowledges that the time Tenant commences its construction of the Tenant's Improvements, portions of the Shopping Center will already be complete and in use, including without limitation driveways and other hardscape and landscaping. Tenant agrees to use all reasonable efforts to ensure that no damage is caused to any portion of the Shopping Center by virtue of the performance of the Tenant's Improvements. Tenant shall be responsible for the cost of repair or replacement of any items at the Shopping Center damaged or destroyed provided such damage or destruction is attributable to Tenant or Tenant's agents, employees, contractors, or subcontractors during or in connection with the performance of the Tenant's work hereunder.

9.   Requirements for Contractors or Subcontractors.

     a. Construction of the Tenant Improvements shall be performed in a thoroughly first class and workerlike manner and in strict conformity with the approved Working Drawings and Specifications, and shall be in good and useable condition and repair at the date of completion. Landlord's on-site representative shall be provided at all times with a current schedule of Tenant's construction work and shall be invited to attend all job site meetings (and provide with adequate notice of same).

     b. Tenant's contractor shall be required to pay for all necessary permits and/or fees with respect to the Tenant's Improvements.

     c. The contractor, and all subcontractors, shall be required to move and dispose of, at lease once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from construction, and upon completion of the Tenant Improvements, shall remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in or on the Premises, the Building, the Pad, or within the Shopping Center generally, which had been brought in as an adjunct of, or created in the performance of, the construction of the Tenant Improvements. Should Tenant or Tenant's contractor have an excess of dirt on the site once Tenant has finished all of its fine grading, Tenant shall, at its sole cost and expense, cause such excess dirt to be removed. If after the completion of all of Tenant's Improvements, as determined solely by Tenant, the contractor or any subcontractor shall neglect, refuse, or fail to remove any such debris, rubbish, surplus materials, or temporary structures within two (2) days after notice to Tenant from Landlord, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant, which amount shall be reimbursed by Tenant to Landlord, as additional rent, upon demand therefor by Landlord.

     d. Landlord shall have no responsibility for any loss or damage to any of Tenant's property or any property of the contractor, and all subcontractors, installed or left in or on the Premises, the Building, the Pad or the Shopping Center, and Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, demands, debts, liabilities, causes of action, costs or expenses, including without limitation attorney's fees, which Landlord may sustain (or which may be alleged against Landlord) in connection with the construction activities for the Tenant Improvements.

10. Utilities. Landlord shall obtain all approvals with respect to any and all electrical, gas, water, telephone and other utility work as may be required by the utility company supplying utilities to Tenant's Pad. Tenant shall install all requisite connections to such utilities and shall obtain utility service, including meters, from the utility company supplying service.

11. Force Majeure. If the date for the completion of an obligation of either Landlord or Tenant hereunder is delayed at any time by labor disputes, fire, unusual delays in transportation or materials, adverse weather conditions which could not be reasonably anticipated, unavoidable casualties, delays caused by governmental authorities or the inability to obtain required governmental approvals or other causes beyond the control of such party or by any other unavoidable causes (other than lack of funds), then the date of completion for such obligation shall be extended (but not excused) by the period of time taken by any such delay.

12.  Intentionally Omitted.

13 . Intentionally Omitted.

14. Ownership of Tenant Improvements. Notwithstanding any other provision of the Lease, title to all of the Tenant Improvements, whether under construction or completed, and all alterations, improvements and additions thereto, excluding "Tenant's Property" (as defined in Paragraph 12.1), shall vest in Landlord upon expiration or termination of the Lease, and Tenant shall have no rights thereto or interest therein (except for Tenant's leasehold interest under this Lease).

15. Signing and Fixturization. Either at such time prior to completion of the Tenant Improvements as may be convenient, or promptly upon completion of the Tenant Improvements, Tenant shall, at Tenant's cost and expense, and without any reimbursement therefor, or payment or contribution on account thereof by Landlord, place or install, or cause to be placed or installed, in and upon the Premises, such equipment, partitions, furniture and fixtures as Tenant, in Tenant's sole discretion, shall deem necessary or appropriate for the purpose of carrying on Tenant's business on the Premises; provided, however, that in any event such equipment, furniture, partitions and fixtures shall be sufficient to make the Premises suitable for the purposes intended, and shall be such so as to enable Tenant to obtain a Certificate of Occupancy covering the Premises. All exterior signs will be subject to compliance with applicable local ordinances and the Declaration and shall otherwise be subject to the terms of the Lease (including, without limitation, the exclusion contained in Section 2 of this Exhibit "C").

                                  EXHIBIT "D"

                      WESTMINSTER GATEWAY SHOPPING CENTER

                             PLOT PLAN OF PREMISES




















                                  EXHIBIT "D"

                                  EXHIBIT D

                              PARTIAL PLOT PLAN

                                  [GRAPHIC]

                                  EXHIBIT "E"

                            [INTENTIONALLY OMITTED]













                                  EXHIBIT "E"

                                  EXHIBIT "F"

                      WESTMINSTER GATEWAY SHOPPING CENTER

                             SUPPLEMENTAL AGREEMENT

         THIS SUPPLEMENTAL AGREEMENT, made and agreed, as of the __________ day of __________, 19__, by and between FF PROPERTIES, L.P., a California limited partnership, hereinafter referred to as "Landlord", and EAGLE HARDWARE & GARDEN, INC., a Washington corporation, hereinafter referred to as "Tenant";

                                  WITNESSETH:

         The Landlord and Tenant entered into a certain lease dated as of March 5, 1998, covering certain Premises which are a portion of the Shopping Center, located in Westminster, California, as more particularly described in said Lease.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby mutually agree as follows:

         1. For the purpose of confirming the establishment of the Commencement Date, as required by the provisions of Article 2, "Term", of said Lease, Landlord and Tenant hereby agree that:

            a. The date of __________, 19__, is hereby established as the "Commencement Date" referred to in said lease, and

            b. The date of __________, 19__, is hereby established as the "Expiration Date" of the term of said Lease.

         2. Tenant hereby confirms the following:

            a. That it has accepted possession of the Premises pursuant to the terms of said Lease;

            b. That the improvements required to be furnished by Landlord in accordance with Exhibit "C" to said lease have been completed;

            c. That Landlord has fulfilled all of its duties of an inducement nature;

            d. That said Lease has not been modified, altered or amended except as follows:

------------------------------------------------------------------------------;

            e. That there are no off-sets or credits against rentals; nor has any security deposit been paid except as provided by the Lease terms;

            f. That said rentals commence to accrue on the ______ day of __________, 19__;

            g. That Tenant has no notice of a prior assignment, hypothecation or pledge of rents or said Lease;

            h.   That said Lease is in full force and effect; and

            i. The dates by which Tenant must, if at all, exercise its options to extend the term of the Lease are as follows:

                 First Option: (i)       _______________________________;
                 Second Option: (ii)     _______________________________; and
                 Third Option:           _______________________________.

            j. That Tenant's Proportionate Share of Common Areas Operating Costs is __________ percent (____%), subject to adjustment as provided in Paragraph 4.2 of the Lease.

                                 EXHIBIT "F"
                                 Page 1 of 2

         3. This Supplemental Agreement, and each and all of the provisions hereof shall inure to the benefit, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

         "LANDLORD";                 FF PROPERTIES, L.P.
                                         a California limited partnership

                                         By: Carnoustie, Inc.

                                             a California corporation,
                                             General Partner

                                         By: __________________________________
                                             Name: ____________________________
                                             Title: ___________________________

         "TENANT";                   EAGLE HARDWARE & GARDEN, INC.
                                     a Washington corporation

                                         By: __________________________________
                                             Name: ____________________________
                                             Title: ___________________________

                                         By: __________________________________
                                             Name: ____________________________
                                             Title: ___________________________





                                 EXHIBIT "F"
                                 Page 2 of 2

                                 EXHIBIT "G"

                            INTENTIONALLY OMITTED













                                 EXHIBIT "G"

                                 EXHIBIT "H"

                        FORM AMENDMENT TO DECLARATION















                                 EXHIBIT "H"

Recorded at the request of:
Chicago Title Company
When recorded mail to:
FF Properties, L.P.
120 North Robertson Boulevard
Los Angeles, California 90048
Attention: J.G. Gillett, Esq.
--------------------------------------------------------------------------------
                                                         WESTMINSTER, CALIFORNIA

                    FIRST AMENDMENT TO AMENDED AND RESTATED
               DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS
                            AND RECIPROCAL EASEMENTS

         THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RECIPROCAL, EASEMENTS ("Amendment")
is executed this day   of     , 1998, by WAL-MART STORES, INC., a Delaware
corporation, of 702 Southwest 8th Street, Bentonville, Arkansas 72716 ("Wal-Mart"), and FF PROPERTIES, L.P., a California limited partnership, of 120 North Robertson Boulevard, Los Angeles, California 90048-3102 (the "Developer")

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Amended and Restated Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements recorded August 12, 1997, as Instrument No. 19970385376 in the Office of the Clerk/Recorder of the County of Orange, California ("Declaration"), Wal-Mart and Developer desire to amend the Declaration in the particulars set forth below to facilitate the development and leasing of the real property commonly know as Westminster Gateway Shopping Center, the legal description of which is Lots 1 through 7 of Tract Map No. 15514 in the City of Westminster, County of Orange, State of California ("Project").

         NOW THEREFORE, for and in consideration of the covenants, conditions, and restrictions contained herein, the sufficiency of which is hereby acknowledged, Wal-Mart and Developer do hereby amend the Declaration for the benefit of the Project and each Tract, Outparcel and Lot (as defined in the Declaration) located therein for the benefit of the Developer, Wal-Mart, their successors and assigns, and all subsequent owners of Tracts, Outparcels and Lots within the Project and their respective heirs, successors, representatives and assigns.

         IN CONSIDERATION OF THE FOREGOING, Developer and Wal-Mart hereby covenant and agree as follows:

         1. All capitalized words in this Amendment shall have the same meaning as those words defined in the Declaration, unless specifically modified herein.

         2. The Site Plan of the Project which is attached to the Declaration as "Exhibit A" is hereby superseded in its entirety and the Site Plan attached hereto and incorporated herein by this reference as "Exhibit A" shall be substituted in lieu thereof. The parties hereof agree that all references in the Declaration and Amendment to "Exhibit A" shall hereinafter be deemed to refer to "Exhibit A" attached to this Amendment. "Exhibit A" has been revised to depict the reconfiguration of Tract 2 and the Outparcels described in Paragraph 3 below, and to adjust the lot lines of Lots 1 and 4 of Tract 15514. The square footage of Lot 1 of Tract 15514 shall remain unchanged.

         3. Tract Map No. 15514 referred to in Paragraph 1e. of the Declaration was recorded on December 17, 1997, as Instrument No. 970651234, in Book 760, Pages 24-29, in the Office of the Clerk/Recorder of the County of Orange, California. If Tract 2 is developed in accordance with Exhibit A, the fourth, fifth and sixth grammatical sentences of Paragraph 1e. of the Declaration are deleted in their entirety and the following sentences inserted therein:

         "For informational purposes only, the property identified herein as Tract 1 shall become Lot 1 of Tract 15514; the property identified herein as Tract 2 shall become Lots 2, 3, 4 and 5 of Tract 15514; the references herein to Outparcels A and B shall be deleted; the property identified herein as Outparcel C shall become Lot 6 of Tract 15514; and the property identified herein as Outparcel D shall become Lot 7 of Tract 15514. The term "Tracts" shall mean and collectively refer to Lot 1, and Lots 2, 3, 4, and 5 of Tracts 15514. The term "Outparcels" shall mean and collectively refer to Lots 6 and 7 of Tract 15514."

         4. The Site Plan of the Project which is attached to the Declaration as "Exhibit A-1" is hereby superseded in its entirety and the Site Plan attached hereto and incorporated herein by this reference as "Exhibit A-1" shall be substituted in lieu thereof. The parties hereto agree that all references in the Declaration and Amendment to "Exhibit A-1" shall hereinafter be deemed to refer to "Exhibit A-1" attached to this Amendment. In the event the Project is developed in accordance with Exhibit A-1, the fourth, fifth, and sixth grammatical sentences of Paragraph 1e. of the Declaration are deleted in their entirety and the following sentences inserted therein:

         "The property identified herein as Tract 1 is Lot 1 of Tract 15514; the property identified herein as Tract 2 is Lot 2 and Lot 3 of Tract 15514; the property identified herein as Outparcel A is Lot 4 of Tract 15514; the property identified herein as Outparcel B is Lot 5 of Tract 15514; the property identified herein as Outparcel C is Lot 6 of Tract 15514; and the property identified herein Outparcel D is Lot 7 of Tract 15514. The term "Tracts" shall mean and collectively refer to Lot 1, and Lots 2 and 3 of Tract 15514. The term "Outparcels" shall mean and collectively refer to Lots 4, 5, 6 and 7 of Tract 15514."

         5. The fourth grammatical sentence of Paragraph 3(b) of the Declaration is hereby deleted in its entirety and the following sentences is inserted therein:

         "In the event that a building for any use other than a theater or cinema is constructed upon Tract 2, and such building shall contain more than Ten Thousand (10,000) square feet, no main entrance or other customer entrance for such building, store or business located on Tract 2 shall be located within less than ninety (90) feet of the northern boundary of the Building Area of Tract 1."

         6. In the first grammatical sentence of Paragraph 5a(ll) of the Declaration, the words ". . . five and one-half (5.5) car spaces for each one thousand (1,000) square feet of Building Area on such Tract . . ." are hereby deleted in their intirety and the following words are inserted therein: " . . . five and thirteen-hundredths (5.13) car spaces for each one thousand (1,000) square feet of Building Area on such Tract . . . "

         7. The introductory paragraph of Paragraph 7.b. of the Declaration is hereby deleted in its entirety and the following paragraph is inserted therein:

         "b. Insurance. Subject to the terms and conditions hereinafter set forth in this Section 7, each Party shall procure and maintain, or cause to be procured and maintained, in full force and effect throughout the term of this Declaration the following types of insurance: . . . "

         8. Paragraph 7.b.(i) of the Declaration is deleted in its entirety and the following paragraph is inserted therein:

         "(I) Commercial general liability insurance with coverage limits not less than Five Million Dollars ($5,000,000.00) combined single limit bodily injury, personal injury, death and property damage liability per occurrence, with a commercially reasonable deductible amount per occurrence as determined by Wal-Mart and Developer, insuring against any and all scheduled liability of the insureds with respect to its Tract (or portion thereof owned or leased by said Party) or Outparcel, as the case may be, or arising out of the maintenance, use or occupancy of said Party's Tract or Outparcel and all areas appurtenant thereto, or related to the exercise of any rights of a Party pursuant to this Declaration. The coverage limits of the commercial general liability insurance and the deductible amounts referenced above shall be subject to increases in amount as Wal-Mart and Developer may mutually and reasonably require from time to time. As of the date of this Amendment, a deductible amount of not more than Fifty Thousand Dollars ($50,000.00) shall be deemed to be commercially reasonable. All such commercial liability insurance shall specifically insure the performance by a Party of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property as set forth in Section 7.a. above. Further, all commercial liability insurance shall include, but not be limited to, personal injury, cross liability and severability of interest clauses, products/completed operations, broad form property damage, independent contractors, owned, non-owned and hired vehicles and, if alcoholic beverages are served, sold, consumed or obtained in the Tract or Outparcel, as applicable, liquor liability."

         9. Paragraph 7.c. of the Declaration is hereby deleted in its entirety and the following paragraph is inserted therein:

         "c. Additional Insured. All policies of insurance required to be maintained by each Party under Section 7.b.(i) shall name Developer, Wal-Mart, Eagle Hardware & Garden, Inc. ("Eagle"), and Ground Lessor as additional insureds. All policies of insurance must also contain a provision that the company writing the policy will give to Developer thirty (30) days notice in writing in advance of any cancellation or lapse of the effective date or any reduction in the amounts of insurance. Upon written request, each Party shall provide to the requesting Party certificates of insurance evidencing that all of the insurance required by this Section 7 has been obtained and is in full force and effect. All certificates shall have cancellation language on the face thereof in accordance with this Section 7.c."

         10. Paragraph 15 of the Declaration is deleted in its entirety and the following paragraph is inserted therein:

         "15. Document Execution, Modification and Cancellation. This Declaration (including exhibits) may be amended or canceled only by the mutual agreement of (a) Wal-Mart as long as it or its affiliate has any interest as either owner, lessee subleases of Tract 1, (b) Developer as long as it has any interest as either owner or lessee of Tract 2 or the Outparcels, and (c) Eagle as long as it has any interest as owner or lessee of Tract 2. If Wal-Mart or its affiliate no longer has any interest in

         Tract 1, such amendment or cancellation may only be made by the then owner of Tract 1, Eagle, and Developer or their respective successors as described in Section 14."

         11. Except as hereby expressly modified, all other terms and conditions of the Declaration remain unchanged.

         IN WITNESS WHEREOF, we have hereunto set our hand and seal on the date and year first above written.

                                DEVELOPER:

                                FF PROPERTIES, L.P. a California limited partnership

                                By:    Carnoustie, Inc., General Partner

                                By:
                                       ---------------------------------
                                By:     Ira S. Levin, Vice President

                                By:
                                        ---------------------------------
                                By:     James D. Vandever, Vice President



                                WAL-MART STORES, INC., a Delaware corporation

                                By:
                                        ----------------------------------
                                Its::
                                        ----------------------------------

         The Ground Lessor hereby executes this First Amendment to the Declaration solely for the purpose of evidencing its consent to the terms and conditions hereof as provided in Paragraph 31 of the Declaration.

                CALIFORNIA DRIVE-IN THEATRES, INC., a California corporation

                By:
                        --------------------------
                        Bradley J. Neel, Secretary

                By:
                        --------------------------
                Title:
                        --------------------------




STATE OF CALIFORNIA   )
                      ) SS.
COUNTY OF LOS ANGELES )

On _________ , 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the _______________ on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

                             WITNESS my hand and official seal.



                             -----------------------------------
                             Notary Public in and for said State

STATE OF CALIFORNIA     )
                        ) SS.
COUNTY OF LOS ANGELES   )

         On ___________, 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the ___________ on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.


                              WITNESS my hand and official seal.


                              -----------------------------------
                              Notary Public in and for said State



STATE OF ARKANSAS       )
                        ) SS.
COUNTY OF               )

         On ___________ , 1998, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the _____________ on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

                             WITNESS my hand and official seal.


                             -----------------------------------
                             Notary Public in and for said state

STATE OF ARKANSAS          )
                           ) SS.
COUNTY OF __________       )

         On _________, 1998, before me , the undersigned, a Notary Public in and for said State, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the _____________on behalf of the corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.


                            WITNESS my hand and official seal.



                            -----------------------------------
                            Notary Public in and for said State

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